As filed with the Securities and Exchange Commission on May 30, 2025.
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Nuwellis, Inc.
(Exact name of registrant as specified in its charter)

Delaware	3845	68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12988 Valley View Road
Eden Prairie, Minnesota 55344
(952) 345-4200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
John L. Erb
Interim Chief Executive Officer
Nuwellis, Inc.
12988 Valley View Road
Eden Prairie, Minnesota 55344
(952) 345-4200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:

Phillip D. Torrence, Esq. Jessica M. Herron, Esq. N. Danny Shulman, Esq. Honigman LLP 650 Trade Centre Way, Suite 200 Kalamazoo, Michigan 49002 Tel: (269) 337-7700 Fax: (269) 337-7703	Neil P. Ayotte Senior Vice President, General Counsel, Secretary and Chief Compliance Officer Nuwellis, Inc. 12988 Valley View Road Eden Prairie, Minnesota 55344 Tel: (952) 345-4200	Michael F. Nertney, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Tel: (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement relating to these securities filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where any such offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MAY 30, 2025
PRELIMINARY PROSPECTUS

5,387,931 Shares of Common Stock
or
Pre-Funded Warrants to Purchase up to 5,387,931 Shares of Common Stock,

Series A Warrants to Purchase up to 10,775,862 Shares of Common Stock

Series B Warrants to Purchase up to 5,387,931 Shares of Common Stock

and

Representative Warrants to Purchase up to 161,637 Shares of Common Stock

Up to 21,713,361 Shares of Common Stock Issuable Upon Exercise of the Pre-Funded Warrants,
Series A Warrants, Series B Warrants and Representative Warrants
We are offering 5,387,931 shares of common stock (“common stock” or “Common Stock”), Series A Warrants to purchase up to 10,775,862 shares of our common stock which will expire five (5) years from the date of Warrant Stockholder Approval (the “Series A Warrants”) and Series B Warrants to purchase up to 5,387,931 shares of our common stock which will expire five (5) years from the date of Warrant Stockholder Approval (the “Series B Warrants” and, together with the Series A Warrants, the “common warrants”) at an assumed combined public offering price of $0.928 per share of common stock and accompanying common warrants, which was the closing price of our common stock on The Nasdaq Capital Market (“Nasdaq”) on May 23, 2025. The common warrants will be exercisable upon receipt of such stockholder approval as may be required by the applicable rules and regulations of Nasdaq (the “Warrant Stockholder Approval”). In the event that we are unable to obtain the Warrant Stockholder Approval, the common warrants will not be exercisable, and therefore the common warrants may not have any value.
Each common warrant is exercisable at an exercise price of $   per share. The common warrants will contain a one-time reset of the exercise price in the event that the Company implements a reverse stock split to the greater of: (i) 20% of the combined public offering price per share of common stock and accompanying common warrants in this offering and (ii) 90% of the five-day volume weighted average price for the five trading days immediately following the date of the implementation of a reverse stock split. The Series B Warrants will also include a zero cash exercise option allowing holders of a Series B Warrant the right to receive, without payment of any additional cash to the Company, an aggregate number of shares equal to the number of shares of common stock that would be issuable upon a cash exercise of such Series B Warrant. As a result, we will likely not receive any additional funds and do not expect to receive any additional funds upon the exercise of the Series B Warrants. See “Description of Securities We Are Offering” on page 46 of this prospectus for more information regarding the terms of the common warrants.
We are also offering to certain purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, pre-funded warrants to purchase shares of common stock (the “pre-funded warrants”), in lieu of shares of common stock. The purchase price of each pre-funded warrant (and accompanying common warrants) will be equal to the public offering price for the common stock (and accompanying common warrants) in this offering, minus $0.0001. Each pre-funded warrant is exercisable for one share of our common stock and has an exercise price of $0.0001 per share. For each pre-funded warrant that we sell, the number of shares of common stock we are offering will be reduced on a one-for-one basis. Each pre-funded warrant will be exercisable at any time after the date of issuance.
The price of our common stock on Nasdaq during recent periods will only be one of many factors in determining the final public offering price. Other factors to be considered in determining the final public offering price include our history, our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and directors, the general condition of the securities markets at the time of this offering and discussions between the underwriters and prospective investors. The recent market price used throughout this prospectus may not be indicative of the final public offering price. All share numbers included in this prospectus are based upon an assumed public offering price of $0.928, the closing price of our common stock on Nasdaq on May 23, 2025.
The common stock (or pre-funded warrants) and the common warrants will be sold in combination, with each share of common stock (or pre-funded warrant to purchase one share of common stock) accompanied by a Series A Warrant to purchase two shares of common stock and a Series B Warrant to purchase one share of common stock. This prospectus also relates to the offering of common stock issuable upon exercise of the pre-funded warrants and common warrants. We collectively refer to the shares of common stock, pre-funded warrants and common warrants offered hereby, including the shares of common stock underlying the pre-funded warrants and common warrants, as the “securities.”
Our common stock is listed on Nasdaq under the symbol “NUWE.” On May 23, 2025, the last reported sale price of our common stock on Nasdaq was $0.928 per share. There is no established trading market for the pre-funded warrants or common warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the pre-funded warrants or common warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants or common warrants will be limited.

	Per Share and Accompanying Common Warrants	Per Pre-Funded Warrant and Accompanying Common Warrants	Total
Public offering price(1)	$	$	$
Underwriting discounts and commissions(1)(2)	$	$	$
Proceeds to us (before expenses)	$	$	$

(1)
The public offering price and underwriting discount corresponds to (i) a public offering price per share of common stock of $   ($   net of the underwriting discount) or $   per pre-funded warrant ($   net of the underwriting discount), (ii) a public offering price per Series A Warrant of $   ($   net of the underwriting discount) and (iii) a public offering price per Series B Warrant of $   ($   net of the underwriting discount).

(2)	See “Underwriting” for additional information regarding underwriting compensation.

We have granted a 45-day option to the underwriters to purchase up to 808,189 additional shares of common stock, and/or Series A Warrants to purchase up to 1,616,379 shares of common stock, and/or Series B Warrants to purchase up to 808,189 shares of common stock at their respective public offering prices, less estimated underwriting discounts and commissions. The option may be used to purchase such shares of common stock and/or common warrants, or any combination thereof, as determined by the underwriters.
We have agreed to issue to the representative warrants to purchase the number of shares of common stock equal to 3.0% of the aggregate number of shares of common stock and/or pre-funded warrants sold in this offering (the “Representative Warrants”). The Representative warrants will have an exercise price of    (equal to 165% of the combined public offering price per share of common stock and accompanying common warrants) and be exercisable for five years from the commencement of sales of the offering.
The underwriters expect to deliver securities to purchasers in the offering on or about     , 2025.
We are a “smaller reporting company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. See “Prospectus Summary — Implications of Being a Smaller Reporting Company.” This prospectus complies with the requirements that apply to an issuer that is a smaller reporting company.
An investment in our securities involves a high degree of risk. Before making any investment decision, you should carefully read the discussion of the material risks of investing in our securities in “Risk Factors” beginning on page 9 of this prospectus and under similar headings in any amendment or supplement to this prospectus or in any filing with the Securities and Exchange Commission that is incorporated by reference herein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
Ladenburg Thalmann
The date of this prospectus is    , 2025

i

ABOUT THIS PROSPECTUS
We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Information Incorporated by Reference.” You should carefully read this prospectus, as well as additional information described under “Information Incorporated by Reference,” before deciding to invest in our securities.
Neither we nor the underwriters have authorized anyone to provide you with additional information or information different from that contained or incorporated by reference in this prospectus or in any free writing prospectus that we have authorized for use in connection with this offering. We take no responsibility for and cannot provide any assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell to any person, or a solicitation of an offer to purchase from any person, the securities offered by this prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation of an offer.
The underwriters are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the respective dates thereof, and the information in the documents incorporated by reference in this prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since such dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus in making your investment decision. You should read both this prospectus, as well as the documents incorporated by reference into this prospectus and the additional information described under “Information Incorporated by Reference” in this prospectus before investing in our securities.
Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our business and the industry and markets in which we operate, including with respect to our business prospects, our market position and opportunity, and the competitive landscape, is based on information from our management’s estimates, as well as from industry publications, surveys, and studies conducted by third parties. Our management’s estimates are derived from publicly available information, their knowledge of our business and industry, and assumptions based on such information and knowledge, which they believe to be reasonable. In addition, while we believe that information contained in the industry publications, surveys, and studies has been obtained from reliable sources, we have not independently verified any of the data contained in these third-party sources, and the accuracy and completeness of the information contained in these sources is not guaranteed.
Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, including in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2025 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 13, 2025. Accordingly, you should not place undue reliance on this information.
For investors outside the United States: We and the underwriters have not done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.
In this prospectus, we frequently use the terms “we,” “our,” “us,” “Nuwellis”, “Registrant,” and the “Company” to refer to Nuwellis, Inc.
All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and

™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in our securities, you should read this entire prospectus carefully, including our financial statements and related notes incorporated herein by reference, the information in the section “Risk Factors” and our filings incorporated by reference herein to which we have referred you in the sections “Where You Can Find Additional Information” and “Information Incorporated by Reference.”
Company Overview
We are a commercial-stage medical technology company dedicated to transforming the lives of patients suffering from fluid overload through science, collaboration, and innovative technology. The Company is focused on developing, manufacturing, and commercializing medical devices used in ultrafiltration therapy, principally marketed as the Aquadex SmartFlow systems (collectively the “Aquadex System”). The Aquadex SmartFlow system is indicated for temporary (up to eight hours) or extended (longer than 8 hours in patients who require hospitalization) use in adult and pediatric patients weighing 20 kg or more whose fluid overload is unresponsive to medical management, including diuretics.
Recent Developments
Arch Therapeutics, Inc.
On April 18, 2025, Arch Therapeutics, Inc. (“Arch”) and its fully owned subsidiary, Arch Biosurgery, Inc., filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court, District of Massachusetts (Worcester) (the “Court”), case 25-40409. Arch, a biotechnology company developing a novel approach to stop bleeding, control leaking and manage wounds during surgery, trauma and interventional care, has received regulatory authorization to market AC5 Advanced Wound System and AC5 Topical Hemostat as medical devices in the United States and Europe, respectively. Arch continues to operate its business as debtor-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. The Court is accepting bids for substantially all the assets of Arch until June 20, 2025, with an anticipated cash component of not less than approximately $2 million. In the event that we raise approximately the amount of funds included on the cover page of this prospectus (from this offering or any other sources), we will consider submitting a bid for the Arch assets. Even if we do submit a bid, there is no assurance that our bid will be accepted. See the section entitled Risk Factors below for more information.
Corporate Information
Nuwellis, Inc. was incorporated under the laws of the state of Delaware on August 22, 2002. We began operating our business in November 1999 through Sunshine Heart Company Pty Limited, which dissolved as a wholly owned Australian subsidiary of Nuwellis, Inc in 2020. Our principal executive offices are located at 12988 Valley View Road, Eden Prairie, Minnesota 55344, and our telephone number is (952) 345-4200. Our website address is www.nuwellis.com. The information on, or that may be accessed through, our website is not incorporated by reference into and should not be considered a part of this prospectus or the registration statement of which it forms a part. All share and per share amounts for all periods presented in this prospectus and the registration statement of which it forms a part have been retroactively adjusted to reflect the reverse stock splits we previously effected, including the most recent reverse stock split effected on June 27, 2024.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act, meaning that the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We will continue to be a smaller reporting company if either (i) the market value of our shares of common stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares of common stock held by non-affiliates is less than $700 million. As a smaller reporting company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. Additionally, as a smaller reporting company, we may continue to take advantage of the exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended. If investors consider our common stock less attractive as a result of our election to use the scaled-back disclosure permitted for smaller reporting companies, there may be a less active trading market for our common stock and the share price of our common stock may be more volatile.

The Offering
Shares
5,387,931 shares of common stock.
Pre-Funded Warrants
We are also offering pre-funded warrants to purchase up to 5,387,931 shares of our common stock in lieu of shares of common stock. The purchase price of the pre-funded warrants matches the price per share at which the shares of our common stock (and accompanying common warrants) are being sold to the public in this offering, minus $0.0001, which is the per share exercise price of the pre-funded warrants. Each pre-funded warrant will be exercisable at any time after the date of issuance of such pre-funded warrant, subject to certain ownership limitations. For each pre-funded warrant we sell, the shares of common stock we are offering will be reduced on a one-to-one basis. This offering also relates to the shares of common stock issuable upon the exercise of any pre-funded warrants sold in this offering. For more information regarding the pre-funded warrants, you should carefully read the section entitled “Description of the Securities We Are Offering” on page 46 of this prospectus.
Common Warrants
Series A Warrants to purchase up to 10,775,862 shares of common stock which will expire five (5) years from the date of Warrant Stockholder Approval and Series B Warrants to purchase up to 5,387,931 shares of common stock which will expire five (5) years from the date of Warrant Stockholder Approval.
The common warrants offered hereby will be exercisable upon receipt of stockholder approval, including such approval as may be required by the applicable rules and regulations of Nasdaq from the stockholders of the Company (the “Warrant Stockholder Approval”). We have agreed to hold a meeting to obtain Stockholder Approval as soon as practicable following the closing of this offering, but no later than sixty days following the closing of this offering, and further agreed to cause an additional stockholder meeting to be held every forty days thereafter until such Warrant Stockholder Approval is obtained. We cannot assure you that we will be able to obtain requisite Warrant Stockholder Approval. If we do not obtain the Warrant Stockholder Approval, the common warrants will not be exercisable and therefore have no value.
The common warrants have an exercise price of $  per share. The common warrants will contain a one-time reset of the exercise price in the event that the Company implements a reverse stock split to the greater of: (i) 20% of the combined public offering price per share of common stock and accompanying common warrants in this offering and (ii) 90% of the five-day volume weighted average price for the five trading days immediately following the date of the implementation of a reverse stock split.
The Series B Warrants will also include a zero cash exercise option allowing holders of a Series B Warrant the right to receive, without payment of any additional cash to the Company, an aggregate number of shares equal to the number of shares of common stock that would be issuable upon a cash exercise of such Series B Warrant.
This offering also relates to the shares of common stock issuable upon the exercise of the common warrants sold in this offering. For more information regarding the common warrants, you should carefully read the section entitled “Description of the Securities We Are Offering” on page 46 of this prospectus.
Common Stock Outstanding after this Offering
9,761,899 shares (assuming the exercise of all pre-funded warrants and none of the common warrants or Representative Warrants included in this offering and assuming no exercise of the option granted to the underwriters to purchase additional securities), 10,570,088 shares (assuming exercise in full of the option granted to the underwriters to purchase additional shares of common stock), or 29,505,970 shares (assuming the exercise of all the pre-funded warrants, common warrants and Representative Warrants included in this offering and assuming the exercise in full of the option granted to the underwriters to purchase additional securities).
Option to purchase Additional Securities
The underwriters have a 45-day option to purchase up to 808,189 additional shares of common stock and/or Series A Warrants to purchase up to 1,616,379 shares of common stock, and/or Series B Warrants to purchase up to 808,189 shares of common stock at their respective public offering prices, less underwriting discounts and commissions. The option may be used to purchase such shares of common stock and/or common warrants, or any combination thereof, as determined by the underwriters.
Representative Warrants
We have agreed to issue to the representative, as defined herein, warrants to purchase up to 161,637 shares of common stock (or 185,883 shares of common stock assuming the exercise of the underwriters’ option in full), representing 3.0% of the aggregate number of shares of common stock and/or pre-funded warrants sold in this offering, as a portion of the compensation payable to the representative in connection with this offering (the “Representative Warrants”). The Representative Warrants will be immediately exercisable upon issuance at an exercise price equal to $    per share of common stock (equal to 165% of the combined public offering price per share of common stock and accompanying common warrants) and expire on the fifth anniversary of the commencement of sales of the offering. The Representative Warrants and the shares of common stock underlying the Representative Warrants are being registered on the registration statement of which this prospectus is a part. See “Underwriting” on page 51.
Use of Proceeds
We estimate that the net proceeds from this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses, will be approximately $4.2 million (or $4.9 million if the underwriters exercise their option to purchase additional securities in full), assuming a combined public offering price of $0.928 per share of common stock and accompanying common warrants, which was the last reported sale price of our common stock on Nasdaq on May 23, 2025.
We currently intend to use the net proceeds of this offering for working capital and general corporate purposes, including possible acquisition activity. See “Prospectus Summary – Recent Developments” of this prospectus.
For additional information please refer to the section entitled “Use of Proceeds” on page 35 of this prospectus.
Lock-up Restrictions
We and each of our directors, officers and certain stockholders are subject to certain lock-up restrictions as identified in the section titled “Underwriting.”
Risk Factors
Investing in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. See the information under the caption “Risk Factors” beginning on page 9 of this prospectus and the other information included elsewhere and incorporated by reference in this prospectus for a discussion of factors you should consider before deciding to invest in our securities.

Exchange Listing
Our common stock is listed on Nasdaq under the ticker symbol “NUWE.” There is no established trading market for the common warrants or the pre-funded warrants, and we do not expect a trading market to develop. We do not intend to list the common warrants or the pre-funded warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the common warrants and the pre-funded warrants will be extremely limited.
Except as otherwise indicated, all information in this prospectus is based on 4,373,968 shares of common stock outstanding as of April 30, 2025, and excludes the following:
•	3,278 shares of our common stock issuable upon the exercise of outstanding stock options as of April 30, 2025, having a weighted average exercise price of $531.28 per share;
•	5,303,210 shares of our common stock issuable upon the exercise of outstanding warrants as of April 30, 2025, with a weighted-average exercise price of $5.44 per share;
•
136,906 shares of our common stock issuable upon the conversion of outstanding shares of our Series F Preferred Stock as of April 30, 2025 (based on an assumed offering price of $0.928 per share of common stock, which is the last reported sale price of our common stock on Nasdaq on May 23, 2025);

•	84 shares of our common stock issuable upon the conversion of outstanding shares of Series J Convertible Preferred Stock as of April 30, 2025;
•	1,920 shares of our common stock issuable upon conversion of 23,762 Series J Convertible Preferred Stock issuable upon the exercise of warrants outstanding as of April 30, 2025; and
•	1,659,427 shares of our common stock reserved for future issuance under our equity incentive plans.
Except as otherwise indicated, all information in this prospectus assumes: (i) no exercise of outstanding stock options after April 30, 2025, (ii) no exercise of Series F Preferred Stock or Series J Convertible Preferred Stock after April 30, 2025, (iii) no exercise of warrants after April 30, 2025 (including any pre-funded warrants, common warrants or Representative Warrants being offered hereby), and (iv) no exercise of the underwriters’ option to purchase additional securities.

RISK FACTORS
An investment in our securities has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus, and under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which is incorporated by reference and the other information in this prospectus. Any of the risks and uncertainties set forth herein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our securities. Additional risks not currently known to us or which we consider immaterial based on information currently available to us may also materially adversely affect us. As a result, you could lose all or part of your investment. If any of the matters discussed in the following risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected, the market price of our common stock could decline and you could lose all or part of your investment in our securities. Additional risks and uncertainties not presently known or which we consider immaterial as of the date hereof may also have an adverse effect on our business.
SUMMARY OF RISK FACTORS
•
Our near-term prospects are highly dependent on revenues from a single product, the Aquadex System. We face significant challenges in expanding market acceptance of the Aquadex System, which could adversely affect our potential sales.

•
We have limited history of operations and limited experience in sales and marketing, and we might be unsuccessful in increasing our sales and cannot assure you that we will ever generate substantial revenue or be profitable.

•
We have incurred operating losses since our inception and anticipate that we will continue to incur operating losses in the near-term. To date, we have been funded by equity financings, and although we believe that we will be able to successfully fund our operations, there can be no assurance that we will be able to do so or that we will ever operate profitably.

•
We may need to raise additional capital to fund our operations. If additional capital is not available, we will have to delay, reduce or cease operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern through the next twelve months.

•
We have previously identified a material weakness in connection with our internal control over financial reporting which, if not remediated, could adversely affect our business, reputation and stock price.

•	Nasdaq may delist our common stock from its exchange which could limit your ability to make transactions in our securities and subject us to additional trading restrictions.
•	Sales of a substantial number of shares of our common stock by our stockholders in the public market could cause our stock price to fall.
•	We depend on a limited number of customers, the loss of which, or failure of which to order our products in a particular period, could cause our revenues to decline.
•
We have limited commercial manufacturing experience and could experience difficulty in producing commercial volumes of the Aquadex System and related components or may need to depend on third parties for manufacturing.

•	We depend upon third-party suppliers, including single source suppliers, making us vulnerable to supply problems and price fluctuations.
•	If we cannot develop adequate distribution, customer service and technical support networks, then we may not be able to market and distribute the Aquadex System effectively and our sales will suffer.
•
We compete against many companies, some of which have longer operating histories, more established products and greater resources than we do, which may prevent us from achieving further market penetration or improving operating results.

•	Significant additional governmental regulation could subject us to unanticipated delays which would adversely affect our sales.

•	Product defects, resulting in lawsuits for product liability, could harm our business, results of operations and financial condition.
•
If we violate any provisions of the Federal Food, Drug, and Cosmetic Act or any other statutes or regulations, then we could be subject to enforcement actions by the FDA or other governmental agencies.

•
We cannot assure you that our products will be safe or that there will not be serious injuries or product malfunctions. Further, we are required under applicable law to report any circumstances relating to our medically approved products that could result in deaths or serious injuries. These circumstances could trigger recalls, class action lawsuits and other events that could cause us to incur expenses and may also limit our ability to generate revenues from such products.

•	If we acquire other businesses, products or technologies, we could incur additional impairment charges and will be subject to risks that could hurt our business.
•	We may not be able to protect our intellectual property rights effectively, which could have an adverse effect on our business, financial condition or results of operations.
•
Security breaches, loss of data and other disruptions could compromise sensitive information related to our business or prevent us from accessing critical information and expose us to liability, which could adversely affect our business and our reputation.

•	The rights of holders of our capital stock will be subject to, and could be adversely affected by, the rights of holders of our outstanding preferred stock and stock that may be issued in the future.
•
If we fail to effectively integrate any acquired businesses and realize the anticipated benefits of any acquisitions, joint ventures, strategic alliances or dispositions could materially adversely affect us.

RISKS RELATED TO OUR BUSINESS
We have limited history of operations and limited experience in sales and marketing, and we might be unsuccessful in increasing our sales and cannot assure you that we will ever generate substantial revenue or be profitable.
Prior to our acquisition of the Aquadex Business in August 2016, we did not have a product approved for commercial sale and focused our resources on developing and manufacturing our C-Pulse System. On September 29, 2016, we announced a strategic refocus of our strategy that included halting all clinical evaluations of the C-Pulse System to fully focus our resources on commercializing our Aquadex System, taking actions to reduce our cash burn in connection with such strategic refocus and reviewing potential strategic alliances and financing alternatives. In addition, our business strategy depends in part on our ability to grow our business by establishing an effective sales force and selling our products to hospitals and other healthcare facilities while controlling costs. In addition to heart failure, we have expanded our commercialization efforts into critical care and post-cardiac surgery. In February 2020, we received 510(k) clearance of the Aquadex SmartFlow system to include pediatric patients who weigh 20kg or more. With this 510(k) clearance, we have expanded our commercialization efforts into pediatrics. We have limited prior experience with respect to sales or marketing of the Aquadex System across heart failure, critical care, post-cardiac surgery and pediatrics. If we are unsuccessful at marketing and selling our Aquadex System, our operations and potential revenues will be materially adversely affected.
We have incurred operating losses since our inception and anticipate that we will continue to incur operating losses in the near-term.
We are an emerging company with a history of incurring net losses. We have incurred net losses since our inception, including net losses of $3.0 million for the three months ended March 31, 2025. As of March 31, 2025, our accumulated deficit was $301.8 million.
Prior to August 2016, we did not have any products approved for commercialization, generated only limited revenue from our clinical studies and had significant operating losses as we incurred costs associated with the conduct of clinical studies and our research and development programs for our C-Pulse System. We became a revenue-generating company only after acquiring the Aquadex Business from a subsidiary of Baxter in August 2016. We expect to incur additional losses in the near-term as we grow the Aquadex Business, including investments in expanding our sales and marketing capabilities, manufacturing components, and complying with the requirements related to being a U.S. public company listed on Nasdaq. To become and remain profitable, we must succeed in expanding the adoption and market acceptance of the Aquadex System. This will require us to succeed in a range of challenging activities, including training personnel at hospitals and effectively and efficiently manufacturing, marketing and distributing the Aquadex System and related components. There can be no assurance that we will succeed in these activities, and we may never generate revenues sufficient to achieve profitability. If we do achieve profitability, we may not be able to sustain it.
Even after this offering, we will still need to raise additional capital to fund our operations through the end of fiscal year 2025. If additional capital is not available, we will have to delay, reduce, or cease operations.
Changing circumstances may cause us to consume capital significantly faster than we currently anticipate and could adversely affect our ability to raise additional capital. Additional financing may not be available when we need it or may not be available on terms that are favorable to us. In addition, the risk that we may not be able to continue as a going concern may make it more difficult to obtain necessary additional funding on terms favorable to us, or at all. If we raise additional funding through the issuance of equity securities, our stockholders may suffer dilution and our ability to use our net operating losses to offset future income may be limited. If we raise additional funding through debt financing, we may be required to accept terms that restrict our ability to incur additional indebtedness, require us to use our cash to make payments under such indebtedness, force us to maintain specified liquidity or other ratios or restrict our ability to pay dividends or make acquisitions. If we are unable to secure additional funding, our development programs and our commercialization efforts would be delayed, reduced or eliminated, our relationships with our suppliers and manufacturers may be harmed, and we may not be able to continue our operations.
If we do not comply with certain tax regulations, including VAT, and similar regulations, we may be subject to additional taxes, customs duties, interest, and penalties in material amounts, which could materially harm our financial condition and operating results.
As a result of supplying our business customers in the European Union, we are subject to the Value Added Tax, or VAT, which is typically applied to all goods and services purchased and sold throughout Europe.
It is possible that we could face VAT audits in the future and that our liability for these taxes could exceed our estimates if non-U.S. tax authorities assert that we are obligated to collect additional tax amounts from our customers and remit those taxes to those authorities. Such an audit could be expensive and time-consuming and result in substantial management distraction. If the matter were to be resolved in a manner adverse to us, it could have a material adverse effect on our results of operations and financial condition. Additionally, we could be subject to interest and penalties for any assessment of taxes that could be deemed overdue.
Changes in or the improper application of VAT may negatively impact our operating results. Fluctuations in tax rates and duties, changes in tax legislation or regulation or adverse outcomes of these examinations could have a material adverse effect on our results of operations, financial condition, and cash flows.
We have identified a material weakness in connection with our internal control over financial reporting which, if not remediated, could adversely affect our business, reputation and stock price.
We review and update our internal controls, disclosure controls and procedures, and corporate governance policies as our Company continues to evolve. In addition, we are required to comply with the internal control evaluation and certification requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”) and management is required to report annually on our internal control over financial reporting. Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of SOX until the date we are no longer a “smaller reporting company” as defined by applicable SEC rules.
Our management’s evaluation of the effectiveness of our internal controls over financial reporting as of December 31, 2024, concluded that our controls were not effective, due to material weaknesses resulting from insufficient headcount to fully ensure adequate segregation of duties relating to the accounting and financial reporting function and the information technology function. Additionally, the Company did not prepare and retain contemporaneous documentation to evidence the implementation and operation of controls, including controls related to the review of balance sheet reconciliations, the preparation and recording of journal entries, the review of period-end financial reporting checklists and controls over user access. A material weakness is a deficiency or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Company's interim or annual condensed consolidated financial statements will not be prevented or detected on a timely basis.
Subject to limitations on liquidity that may prevent or delay additional hirings, the Company is taking steps to remediate these material weaknesses as soon as possible. We can give no assurance that these measures will remediate the material weakness in internal control, or that additional material weaknesses or significant deficiencies in our internal control over financial reporting will not be identified in the future. Our failure to implement and maintain effective internal control over financial reporting could result in errors in our financial statements that may lead to restatements of our financial statements or cause us to fail to meet our reporting obligations. Any such failure could also lead to reputational damage and a decrease in the market price of our stock.
Our near-term prospects are highly dependent on revenues from a single product, the Aquadex System. We face significant challenges in expanding market acceptance of the Aquadex System, which could adversely affect our potential sales.
Our near-term prospects are highly dependent on revenues from a single product, the Aquadex System, and we have no other commercial products at this time. The established market or customer base for our Aquadex System is limited and our success depends on our ability to increase adoption and utilization of the Aquadex System. Acceptance of our product in the marketplace by health care providers is uncertain, and our failure to achieve sufficient market acceptance will significantly limit our ability to generate revenue and be profitable. Market acceptance will require substantial marketing efforts and the expenditure of significant funds by us to inform health care providers of the benefits of using the Aquadex System and to provide further training on its use. We may not be able to build key relationships with health care providers to drive further sales in the United States or sell the Aquadex System outside the United States. Product orders may be cancelled, patients or customers currently using our products may cease to do so and patients or customers expected to begin using our products may not. In addition, market acceptance of the Aquadex System may require that we make enhancements to the system or its components. We cannot be sure that we will be able to successfully develop such enhancements, or that if developed they will be viewed favorable by the market. Our ability to achieve acceptance of our Aquadex System depends on our ability to demonstrate the safety, efficacy, ease-of-use and cost-effectiveness of the system. We may not be able to expand the adoption and market acceptance of the Aquadex System to both the inpatient and outpatient markets and our potential sales could be harmed.
We depend on a limited number of customers, the loss of which, or failure of which to order our products in a particular period, could cause our revenues to decline.
Our ten largest customers represented 57.9% and 57.3% of our revenues for the three months ended March 31, 2025, and 2024, respectively, with our largest customer representing 13.7% and 21.6%, respectively, of our revenues during such periods. Customer ordering patterns may vary significantly from quarter to quarter.
Customer ordering patterns may vary significantly from quarter to quarter, or customers may discontinue providing therapies using our products. If one of our largest customers reduced its purchases in a fiscal period, our revenues for that period may be materially adversely affected. Further, if one of our largest customers discontinued the use of our products, our revenues may be materially adversely affected.
We have limited commercial manufacturing experience and could experience difficulty in producing commercial volumes of the Aquadex System and related components or may need to depend on third parties for manufacturing.
We have limited experience in commercial manufacturing of the Aquadex System. Following the acquisition of the Aquadex Business in 2016, we began manufacturing Aquadex FlexFlow® consoles and blood circuits in-house in the fourth quarter of 2017 and Aquadex FlexFlow® catheters in-house in the third quarter of 2018. We have manufactured the Aquadex SmartFlow® console since its development in 2019. However, because we have limited prior commercial manufacturing experience, we may incur manufacturing inefficiencies, delays, or interruptions. We may not be able to achieve low-cost manufacturing capabilities and processes that will enable us to manufacture the Aquadex System or related components in significant volumes, while meeting the legal, regulatory, quality, price, durability, engineering, design and production standards required to market our products successfully. If we experience difficulties with our manufacturing operations, we may experience delays in providing products and services to our customers, and our business could be harmed.

We depend upon third-party suppliers, including single-source suppliers, making us vulnerable to supply problems and price fluctuations.
We will rely on third-party suppliers, including single-source suppliers, to provide us with certain components of the Aquadex System. We have no long-term contracts with the majority of our third-party suppliers that guarantee volume or the continuation of payment terms. We depend on our suppliers to provide us with materials in a timely manner that meet our quality, quantity and cost requirements. The forecasts of demand we use to determine order quantities and lead times for components purchased from outside suppliers may be incorrect. If we do not increase our sales volumes, which drive our demand for our suppliers’ products, we may not procure volumes sufficient to receive favorable pricing, which could impact our gross margins if we are unable to pass along price differences to our customers. Recent global economic cost inflation trends could unfavorably impact pricing from our suppliers, which could impact our gross margins if we are unable to pass along price differences to our customers. Our failure to obtain required components or subassemblies when needed and at a reasonable cost would adversely affect our business. These suppliers may encounter problems during manufacturing for a variety of reasons, any of which could delay or impede their ability to meet our demand. Any difficulties in locating and hiring third-party suppliers, or in the ability of third-party suppliers to supply quantities of our products at the times and in the quantities, we need, could have a material adverse effect on our business.
If we cannot develop adequate distribution, customer service and technical support networks, then we may not be able to market and distribute the Aquadex System effectively and our sales will suffer.
Our strategy requires us to provide a significant amount of customer service, maintenance, and other technical service to our customers. To provide these services, we have begun, and will need to continue, to develop a network of distribution and a staff of employees and independent contractors in each of the areas in which we intend to operate. We cannot assure that we will be able to organize and manage this network on a cost-effective basis. If we cannot effectively organize and manage this network, then it may be difficult for us to distribute our products and to provide competitive service and support to our customers, in which case customers may be unable, or decide not, to order our products and our sales will suffer.
We compete against many companies, some of which have longer operating histories, more established products and greater resources than we do, which may prevent us from achieving further market penetration or improving operating results.
Competition from medical device companies and medical device divisions of health care companies, pharmaceutical companies and gene- and cell-based therapies is intense and expected to increase. The vast majority of patients with fluid overload receive pharmacological treatment (diuretics) as a standard of care. There are no direct competitors for the Aquadex System in heart failure or critical care in the U.S., other than diuretics. Other systems, such as Baxter’s Prismaflex, a filter-based device that is approved for continuous renal replacement therapy for patients weighing 20kg or more with acute renal failure and/or fluid overload. In pediatrics, the Carpe diem system distributed by Medtronic is indicated for use in acute kidney injury or fluid overloaded patients requiring hemodialysis or hemofiltration therapy, and Baxter’s HF20 Set is authorized under an Emergency Use Authorization to deliver CRRT to treat patients of low weight (8-20 kg) in an acute care environment during the COVID-19 pandemic.
Our ability to compete effectively depends upon our ability to demonstrate the advantages of ultrafiltration as compared to diuretics, a pharmacological treatment that is currently the standard of care. In addition, we need to distinguish Aquadex System from the indirect competition of other devices that can also be used to conduct ultrafiltration.
Significant additional governmental regulation could subject us to unanticipated delays which would adversely affect our sales.
Our business strategy depends in part on our ability to expand the use of the Aquadex System in the market as quickly as possible. To achieve expanded market use of the Aquadex System, we may develop additional enhancements to the system or its components. Depending on their nature, such enhancements may be subject to review by the FDA and regulatory authorities outside of the United States under the applicable regulations. Any regulatory delay in our ability to implement enhancements to the Aquadex System or its components could have an adverse effect on our potential sales.

Health care laws in the United States and other countries are subject to ongoing changes, including changes to the amount of reimbursement for hospital services. Additional laws and regulations, or changes to existing laws and regulations that are applicable to our business may be enacted or promulgated, and the interpretation, application or enforcement of the existing laws and regulations may change. In that regard, the Trump administration’s legislative and regulatory agendas, as they relate to the healthcare and medical device industries, remain uncertain. We cannot predict the nature of any future laws, regulations, interpretations, applications or enforcements or the specific effects any of these might have on our business. However, in the United States and international markets, we expect that both government and third-party payers will continue to attempt to contain or reduce the costs of health care by challenging the prices charged, or deny coverage, for health care products and services. Any future laws, regulations, interpretations, applications or enforcement could delay or prevent regulatory approval or clearance of our Aquadex System and our ability to market our Aquadex System. Moreover, changes that result in our failure to comply with the requirements of applicable laws and regulations could result in the types of enforcement actions by the FDA and/or other agencies as described above, all of which could impair our ability to have manufactured and to sell the affected products.
In the United States, the products included in the Aquadex System are purchased primarily by customers, such as hospitals or other health care providers. Customers bill various third-party payers for covered therapies involving the Aquadex System provided to patients. These payers, which include federal health care programs (e.g., Medicare and Medicaid), state health care programs, private health insurance companies and managed care organizations, then reimburse our customers based on established payment formulas that consider part or all of the cost associated with these devices and the related procedures performed. Legislative proposals can substantially change the way health care is financed by both governmental and private insurers and may negatively impact payment rates for our system.
While the agency responsible for administering the Medicare program, the Centers for Medicare and Medicaid Services, has not issued a favorable national coverage determination under its Investigational Device Exception Studies Program for ultrafiltration using the Aquadex System, a number of private insurers have approved reimbursement for the products included in the Aquadex System for specific indications and points of service. In addition, patients and providers may seek insurance coverage on a case-by-case basis. On January 1, 2022, a new and dedicated Category III CPT code, 0692T, became effective for Therapeutic Ultrafiltration. Healthcare providers can utilize this code when using Aquadex to deliver ultrafiltration to adult and pediatric patients (≥ 20kg). The approved temporary Therapeutic Ultrafiltration Category III CPT code will be in effect for at least five years and provides additional reimbursement for ultrafiltration administered in the outpatient setting.
Product defects, resulting in lawsuits for product liability, could harm our business, results of operations and financial condition.
The design, manufacture and marketing of medical devices involve certain inherent risks. Manufacturing or design defects, unanticipated use of a product or inadequate disclosure of risks relating to the use of the product can lead to injury or other adverse events. These events could lead to recalls or safety alerts relating to a product (either voluntary or required by the FDA or similar governmental authorities in other countries), and could result, in certain cases, in the removal of a product from the market. Any recall of our Aquadex System or any related components could result in significant costs, as well as negative publicity and damage to our reputation that could reduce demand for our products. Personal injuries relating to the use of our products could also result in product liability claims being brought against us. In some circumstances, such adverse events could also cause delays in new product approvals.
We may be held liable if any product we develop or commercialize causes injury or is found otherwise unsuitable during product testing, manufacturing, marketing, sale or consumer use. The safety studies we must perform, and the regulatory approvals required to commercialize our products will not protect us from any such liability. We carry product liability insurance with a $6.0 million aggregate limit. However, if there are product liability claims against us, our insurance may be insufficient to cover the expense of defending against such claims or may be insufficient to pay or settle such claims. Furthermore, we may be unable to obtain adequate product liability insurance coverage for commercial sales of any approved product. If such insurance is insufficient to protect us, our business, results of operations and financial condition will be harmed. If any product liability claim is made against us, our reputation and future sales will be damaged, even if we have adequate insurance coverage. Even if a product liability claim against us is without merit or if we are not found liable for any damages, a product liability claim could result in decreased interest in our registry studies, decreased demand for our system, if approved for commercialization, injury to our reputation, diversion of management’s attention from operating our business, withdrawal of study participants, significant costs of related litigation, loss of revenue or the inability to commercialize our products.
On December 11, 2024, we sent a notice to affected customers that we were voluntarily recalling specific lots of the AquaFlexFlow UF 500 Plus extracorporeal blood circuit which is used with the Aquadex Smartflow® or Aquadex FlexFlow® System. The lots were recalled due to failures of the blood circuit associated with too many mismatch alarms. The blood circuits may indicate “Ultrafiltrate Weight Mismatch” or “Excessive Weight Mismatch” alarms while in use. If not addressed, this failure could result in excess fluid removal from a patient leading to Acute Volume Depletion. We were made aware of five reported incidences of blood circuit product failures, with three leading to patient dehydration and requiring administration of fluids. The recall was conducted with the knowledge of the U.S. Food and Drug Administration which has characterized the Class of the recall as Class 1.
We may face significant risks associated with international operations, which could have a material adverse effect on our business, financial condition and results of operations.
We market our products globally. Our international operations are subject to a number of risks, including the following: fluctuations in exchange rates of the United States dollar could adversely affect our results of operations, we may face difficulties in enforcing and collecting accounts receivable under some countries’ legal systems, have our products serviced or conduct other operations, political instability could disrupt our operations, some governments and customers may have longer payment cycles, with resulting adverse effects on our cash flow, and some countries could impose additional taxes or restrict the import of our products. In addition, regulations in individual countries or regions may restrict our ability to sell our products. Most countries, including the countries in the EU, require approval or registration to import and/or sell our products in the country.
The EU MDR was published in May 2017. There was a three-year transition period for companies to comply with the new MDR requirements, until May 2020. Due to the COVID, the date was extended to May 2021. To ensure a high level of public health protection and avoidance of device shortage, on March 20 2023, Regulation (EU) 2023/607 amended the MDR as regards the transitional provisions from May 26, 2024 further based on the different device classifications, provided certain criteria are met.
Our legacy devices, the Aquadex SmartFlow system, including the console and blood circuit, is considered non-implantable, class IIb device. The EU MDR transition period has been extended from May 26, 2024 to December 31, 2028.
We are in the process of entering into MDR certification contract with our Notify Body which will allow Nuwellis to market Aquadex SmartFlow® through December 31, 2028. Nuwellis intends to complete MDR certification and CE Mark under MDR prior to the extension deadline of December 31, 2028.
Any one or more of these factors associated with international operations could increase our costs, reduce our revenues, or disrupt our operations, which could have a material adverse effect on our business, financial condition, and results of operations.
If we are not able to maintain sufficient quality controls, then the approval or clearance of our products by the EU, the FDA or other relevant authorities could be withdrawn, delayed or denied and our sales will suffer.
Approval or clearance of our products could be withdrawn, delayed, or denied by the EU, the FDA and the relevant authorities of other countries if our manufacturing facilities do not comply with their respective manufacturing requirements. The EU imposes requirements on quality control systems of manufacturers, which are inspected and certified on a periodic basis and may be subject to additional unannounced inspections. Failure to comply with these requirements could prevent us from marketing our products in the European Union Community. The FDA also imposes requirements through quality system requirements, or QSR, regulations, which include requirements for good manufacturing practices, or GMP. Failure to comply with these requirements could prevent us from obtaining FDA approval of our products and from marketing such products in the United States. Our manufacturing facilities have not been inspected and certified by a Notified Body. We cannot be sure that our facilities or the processes we use will comply or continue to comply with their respective requirements on a timely basis or at all, which could delay or prevent obtaining the approvals we need to market our products in the European Union Community and the United States.

To market our products in the European Community, the United States and other countries, where approved, manufacturers of such products must continue to comply or ensure compliance with the relevant manufacturing requirements. Although we cannot control the manufacturers of our products, if we choose to subcontract manufacturing to a contract manufacturer, we may need to expend time, resources and effort in product manufacturing and quality control to assist with their continued compliance with these requirements. If violations of applicable requirements are noted during periodic inspections of the manufacturing facilities of our manufacturers or we fail to address issues raised by the FDA in these inspections, then we may not be able to continue to market the products manufactured in such facilities and our revenues may be materially adversely affected.
If we violate any provisions of the FDC Act or any other statutes or regulations, then we could be subject to enforcement actions by the FDA or other governmental agencies.
We face a significant compliance burden under the FDC Act and other applicable statutes and regulations which govern the testing, labeling, storage, record keeping, distribution, sale, marketing, advertising and promotion of our medically approved products.
If we violate the FDC Act or other regulatory requirements at any time during or after the product development and/or approval process, we could be subject to enforcement actions by the FDA or other agencies, including: fines, injunctions, civil penalties, recalls or seizures of products, total or partial suspension of the production of our products, withdrawal of any existing approvals or pre-market clearances of our products, refusal to approve or clear new applications or notices relating to our products, recommendations that we not be allowed to enter into government contracts and criminal prosecution. Any of the above could have a material adverse effect on our business, financial condition and results of operations.
We cannot assure you that our products will be safe or that there will not be serious injuries or product malfunctions. Further, we are required under applicable law to report any circumstances relating to our medically approved products that could result in deaths or serious injuries. These circumstances could trigger recalls, class action lawsuits and other events that could cause us to incur expenses and may also limit our ability to generate revenues from such products.
We cannot assure you that our products will prove to be safe or that there will not be serious injuries or product malfunctions, which could trigger recalls, class action lawsuits and other events that could cause us to incur significant expenses, limit our ability to market our products and generate revenues from such products or cause us reputational harm.
Under the FDC Act, we are required to submit medical device reports, or MDRs, to the FDA to report device-related deaths, serious injuries and malfunctions of medically approved products that could result in death or serious injury if they were to recur. Depending on their significance, MDRs could trigger events that could cause us to incur expenses and may also limit our ability to generate revenues from such products, such as the following: information contained in the MDRs could trigger FDA regulatory actions such as inspections, recalls and patient/physician notifications; because the reports are publicly available, MDRs could become the basis for private lawsuits, including class actions; and if we fail to submit a required MDR to the FDA, the FDA could take enforcement action against us.
If any of these events occur, then we could incur significant expenses and it could become more difficult for us to market and sell our products and to generate revenues from sales. Other countries may impose analogous reporting requirements that could cause us to incur expenses and may also limit our ability to generate revenues from sales of our products.
We face significant uncertainty in the industry due to government healthcare reform and changes to healthcare regulations.
Since its implementation beginning in 2010, the Affordable Care Act has significantly changed, and continues to change, how health care services are covered, delivered and financed in the United States. The Affordable Care Act is extremely complex, and, as a result, additional legislation is likely to be considered and enacted over time. The impact of the Affordable Care Act on the health care industry is extensive and includes, among other things, the federal government assuming a larger role in the health care system, expanding healthcare coverage of United States citizens and mandating basic healthcare benefits. The future of the Affordable Care Act and its implementation, however, is uncertain as the Affordable Care Act has continuously been the subject of legal and political challenges and national debate, which itself constitutes a risk. To date, the Affordable Care Act has survived three major Supreme Court challenges and no bills wholly repealing the Affordable Care Act have passed both chambers of Congress. Whether or not the Affordable Care Act remains in effect, it is expected that federal and state governments will continue to consider various reform proposals in the health care industry.
The Affordable Care Act includes a Hospital Readmission Reduction program and is designed to reduce payments to hospitals with excess heart failure readmissions, among other conditions. The penalty to hospitals can be significant, as much as 3% of total Medicare reimbursement. We believe the Aquadex System may offer hospitals an economic benefit for using the device on a regular basis for in-patient or out-patient usage to avoid readmissions for heart failure; however, if the Hospital Readmission Reduction program is repealed, hospitals may not be as inclined to take measures to reduce readmissions.
In addition, any healthcare reforms enacted in the future may, like the Affordable Care Act, be phased in over a number of years, but if enacted, could reduce our revenue, increase our costs, or require us to revise the ways in which we conduct business or put us at risk for loss of business. In addition, our results of operations, financial position and cash flows could be materially adversely affected by changes under the Affordable Care Act and changes under any federal or state legislation adopted in the future.
Moreover, the Physician Payment Sunshine Act (the “Sunshine Act”), which was enacted as part of the Affordable Care Act, requires applicable medical device companies to track and publicly report, with limited exceptions, all payments and other transfers of value to physicians and teaching hospitals in the U.S. Implementing regulations for these tracking and reporting obligations were finalized in 2013, and companies have been required to track payments made since August 1, 2013. If we fail to comply with the data collection and reporting obligations imposed by the Sunshine Act, we may be subject to substantial civil monetary penalties.
We are subject, directly or indirectly, to United States federal and state healthcare fraud and abuse and false claims laws and regulations. Prosecutions under such laws have increased in recent years and we may become subject to such litigation. If we are unable to, or have not fully complied with such laws, we could face substantial penalties.
Our operations are directly, or indirectly through customers, subject to various state and federal fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute, the Stark law and federal False Claims Act (the “FCA”). These laws may impact, among other things, our sales, marketing and education programs.
The federal Anti-Kickback Statute prohibits persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual, or the furnishing or arranging for a good or service, for which payment may be made under a federal healthcare program such as the Medicare and Medicaid programs. Several courts have interpreted the statute’s intent requirement to mean that if any one purpose of an arrangement involving remuneration is to induce referrals of federal healthcare covered business, the statute has been violated. The Anti-Kickback Statute is broad and, despite a series of narrow safe harbors, prohibits many arrangements and practices that are lawful in businesses outside of the healthcare industry. Penalties for violations of the federal Anti-Kickback Statute include criminal penalties and civil sanctions such as fines, imprisonment and possible exclusion from Medicare, Medicaid and other federal healthcare programs. Many states have also adopted laws similar to the federal Anti-Kickback Statute, some of which apply to the referral of patients for healthcare items or services reimbursed by any source, not only the Medicare and Medicaid programs. The physician self-referral laws, commonly referred to as the Stark law, is a strict liability statute that generally prohibits physicians from making referrals for the furnishing of any “designated health services,” for which payment may be made under the Medicare or Medicaid programs, to any entity with which the physician (or an immediate family member) has an ownership interest or compensation arrangement, unless an applicable exception applies. Moreover, many states have adopted or are considering adopting similar laws, some of which extend beyond the scope of the Stark law to prohibit the payment or receipt of remuneration for the prohibited referral of patients for designated healthcare services and physician self-referrals, regardless of the source of the payment for the patient’s care. If it is determined that any of the relationships we may have with physicians violate the Stark law or similar statutes, we could become subject to civil and criminal penalties. The imposition of any such penalties could harm our business.
The FCA prohibits persons from knowingly filing, or causing to be filed, a false claim to, or the knowing use of false statements to obtain payment from the federal government. Suits filed under the FCA, known as “qui tam” actions, can be brought by any individual on behalf of the government and such individuals, commonly known as “whistleblowers,” may share in any amounts paid by the entity to the government in fines or settlement. The frequency of filing qui tam actions has increased significantly in recent years, causing greater numbers of medical device, pharmaceutical and healthcare companies to have to defend a FCA action. When an entity is determined to have violated the federal FCA, it may be required to pay up to three times the actual damages sustained by the government, plus civil penalties for each separate false claim. Various states have also enacted laws modeled after the federal FCA.
We are unable to predict whether we could be subject to actions under any of these laws, or the impact of such actions. If we are found to be in violation of any of the laws described above or other applicable state and federal fraud and abuse laws, we may be subject to penalties, including civil and criminal penalties, damages, fines, exclusion from government healthcare reimbursement programs and the curtailment or restructuring of our operations.
Failure to comply with anti-bribery, anti-corruption, and anti-money laundering laws could subject us to penalties and other adverse consequences.
We are subject to the Foreign Corrupt Practices Act (“FCPA”), the U.K. Bribery Act and other anti-corruption, anti-bribery and anti-money laundering laws in various jurisdictions both domestic and abroad. The FCPA prohibits any U.S. individual or business from paying, offering, authorizing payment or offering of anything of value, directly or indirectly, to any foreign official, political party or candidate for the purpose of influencing any act or decision of the foreign entity in order to assist the individual or business in obtaining or retaining business. The U.K. Bribery Act is similar but even broader in scope in that it prohibits bribery of private (non-government) persons as well. The FCPA also obligates companies whose securities are listed in the United States to comply with certain accounting provisions requiring the Company to maintain books and records that accurately and fairly reflect all transactions of the corporation, including its international subsidiary, and to devise and maintain an adequate system of internal accounting controls for international operations. Our distribution arrangements outside the U.S. presents some risk under these laws. Our distributors may sell our products to healthcare providers that are owned, controlled or managed by a foreign government and its employees, including healthcare providers may be deemed to be a foreign official under the FCPA. We could be held liable for the actions of our distributors. While we have policies and procedures to address compliance with these laws, we cannot assure you that our distributors will not take actions in violation of our policies and applicable law, for which we may be ultimately held responsible. Noncompliance with these laws could subject us to investigations, sanctions, settlements, prosecution, other enforcement actions, disgorgement of profits, significant fines, damages, other civil and criminal penalties or injunctions, adverse media coverage and other consequences. Any investigations, actions or sanctions could adversely affect our business, operating results and financial condition.
If we acquire other businesses, products or technologies, we could incur additional impairment charges and will be subject to risks that could hurt our business.
We may pursue acquisitions to obtain complementary businesses, products or technologies. Any such acquisition may not produce the revenues, earnings or business synergies that we anticipate, and an acquired business, product or technology might not perform as we expect. Our management could spend a significant amount of time, effort and money in identifying, pursuing and completing the acquisition. If we complete an acquisition, we may encounter significant difficulties and incur substantial expenses in integrating the operations and personnel of the acquired businesses, products or technologies into our operations. In particular, we may lose the services of key employees and we may make changes in management that impair the acquired business’s relationships with employees, vendors and customers. Additionally, we may acquire development-stage companies that are not yet profitable and which require continued investment, which could decrease our future earnings or increase our futures losses.
Any of these outcomes could prevent us from realizing the anticipated benefits of an acquisition. To pay for an acquisition, we might use stock or cash. Alternatively, we might borrow money from a bank or other lender. If we use stock, our stockholders would experience dilution of their ownership interests. If we use cash or debt financing, our financial liquidity would be reduced.
As a result of a potential acquisition, we may be required to capitalize a significant amount of intangibles, including goodwill. We would be required to review our definite-lived intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows derived from such assets. In addition, we would be required to evaluate goodwill for impairment annually, or to the extent events or conditions indicate a risk of possible impairment during the interim periods prior to its annual impairment test. In the year ended December 31, 2017, we recognized impairment charges of $4.0 million related to goodwill and intangibles assets from our acquisition of the Aquadex Business. If we were required to recognize impairment charges related to future acquisitions, those charges could decrease our future earnings or increase our future losses.
If we fail to comply with federal and state laws regarding off-label use of our products, we could face substantial civil and criminal penalties and our business, financial condition, results of operations, and prospects could be adversely affected.
Healthcare professionals may choose to use and prescribe medical devices for uses that are not described in the product’s labeling and for uses that differ from those tested in clinical trials and approved or authorized by the regulatory authorities. Medical device companies, however, are prohibited from marketing and promoting products for indications and uses that are not specifically approved or authorized by FDA. Such “off-label” uses are common on the medical world and often are appropriate treatments for some patients. Regulatory authorities in the U.S. generally do not restrict or regulate the treatment choices of healthcare professionals. Regulatory authorities do, however, restrict communications by companies concerning off-label uses of their products. Any FDA approval or marketing authorization that we have or may obtain in the future permits us to promote the subject medical device only for the specific use(s) cleared, approved, certified or otherwise authorized. We are prohibited from marketing or promoting any medical devices for off-label use.
Notwithstanding the regulatory restrictions on off-label promotion, the FDA and other regulatory authorities allow companies to engage in truthful, non-misleading, and non-promotional speech concerning their products. Accordingly, we engage in medical education activities and communicate with healthcare professionals about many aspects of our products and clinical trials. In addition, we are aware that the Aquadex System, which is cleared by FDA solely for use in adults and pediatric patients weighing 20 kg or more, is being used off label uses to treat patients who weigh under 20 kg, including being modified by children’s hospitals so that it can provide dialysis to neonates and other premature infants who were born either without kidneys or without normal kidney function. These patients typically have very few other treatment options given the large extracorporeal blood volume required by standard dialysis machines, the need for blood priming of the dialysis circuit and the use of large catheters.
Although we believe that all of our communications regarding off label uses are in compliance with the relevant regulatory requirements, the FDA or another regulatory authority may disagree, and characterize such communications as marketing and promotion of an off label use.
If the FDA determines that we have marketed or promoted our products for off-label use by us or our commercial partners, it could request that we or our commercial partners modify those promotional materials. We also could be subject to regulatory or enforcement actions, including the issuance of an untitled letters or warning letters, injunctions, seizures, civil fines and criminal penalties.
In addition to FDA, we may be subject to significant enforcement actions from other federal and state enforcement authorities, such as the Department of Justice and the Office of the Inspector General of the Department of Health and Human Services, if they consider our communications, including promotional and training materials, to constitute promotion of an uncleared, uncertified or unapproved use of a medical device. In the U.S., engaging in the impermissible promotion of our products, following approval, for off-label uses can also subject us to false claims and other litigation under federal and state statutes, including fraud and abuse and consumer protection laws, which can lead to civil and criminal penalties and fines, agreements with governmental authorities that materially restrict the manner in which we promote or distribute therapeutic products and do business through, for example, corporate integrity agreements, suspension or exclusion from participation in federal and state healthcare programs, and debarment from government contracts and refusal of future orders under existing contracts. These laws include the federal False Claims Act, which allows any individual to bring a lawsuit against a company on behalf of the federal government alleging submission of false or fraudulent claims or causing others to present such false or fraudulent claims, for payment by a federal program such as Medicare or Medicaid. If the government decides to intervene and prevails in the lawsuit, the individual will share in the proceeds from any fines or settlement funds. If the government declines to intervene, the individual may pursue the case alone. Many False Claims Act lawsuits against, and preceding investigations of, manufacturers of healthcare products are brought every year, leading to several substantial civil and criminal settlements related to off-label uses. In addition, False Claims Act lawsuits may expose manufacturers to follow-on claims by private payors based on fraudulent marketing practices. This growth in litigation has increased the risk that a company will have to defend a false claim action, pay settlement fines or restitution, as well as criminal and civil penalties, agree to comply with burdensome reporting and compliance obligations, and be excluded from Medicare, Medicaid, or other federal and state healthcare programs. If we or our collaborators do not lawfully promote our approved products, we may become subject to such investigations and litigation and, if we do not successfully defend against such actions, those actions may have a material adverse effect on our business, financial condition, results of operations and prospects.
Additionally, we must have adequate substantiation for the claims we make for our products and services. If any of our claims are determined to be false, misleading or deceptive, our products and services could be considered misbranded under the Federal Food, Drug, and Cosmetic Act (“FDCA”) or in violation of the Federal Trade Commission Act. We could also face lawsuits from our competitors under the Lanham Act alleging that our marketing materials are false or misleading.
Foreign jurisdictions have their own laws and regulations concerning medical devices, including marketing authorizations and certifications, communications about off label uses, and substantiation of advertising and promotional claims. Failure to comply with those laws and regulations could result in actions against us, including fines, penalties and exclusion from the market. Any such actions could adversely affect our ability to market new products and services or continue to market existing products and services in those jurisdictions.
If we or any of our independent contractors, consultants, collaborators, manufacturers, vendors or service providers fail to comply with healthcare laws and regulations, we or they could be subject to enforcement actions, which could result in penalties and affect our ability to develop, market and sell our product candidates and may harm our reputation.
We are subject to federal, state, and foreign healthcare laws and regulations pertaining to fraud and abuse and patients’ rights. These laws and regulations include:
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the U.S. federal healthcare program anti-kickback law, which prohibits, among other things, persons and entities from soliciting, receiving or providing remuneration, directly or indirectly, to induce either the referral of an individual for a healthcare item or service, or the purchasing or ordering of an item or service, for which payment may be made under a federal healthcare program such as Medicare or Medicaid;

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the U.S. federal false claims and civil monetary penalties laws, which prohibit, among other things, individuals or entities from knowingly presenting or causing to be presented, claims for payment by government funded programs such as Medicare or Medicaid that are false or fraudulent, and which may apply to us by virtue of statements and representations made to customers or third parties;

•	the U.S. federal Health Insurance Portability and Accountability Act (“HIPAA”), which prohibits, among other things, executing a scheme to defraud healthcare programs;
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HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH, imposes requirements relating to the privacy, security, and transmission of individually identifiable health information, and requires notification to affected individuals and regulatory authorities of certain breaches of security of individually identifiable health information;

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the federal Physician Payment Sunshine Act, which requires certain manufacturers of drugs, devices, biologics and medical supplies to report annually to the Centers for Medicare & Medicaid Services, or CMS, information related to payments and other transfers of value to physicians, other healthcare providers and teaching hospitals, and ownership and investment interests held by physicians and other healthcare providers and their immediate family members, which is published in a searchable form on an annual basis; and

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state laws comparable to each of the above federal laws, such as, for example, anti-kickback and false claims laws that may be broader in scope and also apply to commercial insurers and other non-federal payors, requirements for mandatory corporate regulatory compliance programs, and laws relating to patient data privacy and security.

If our operations are found to be in violation of any such health care laws and regulations, we may be subject to penalties, including administrative, civil and criminal penalties, monetary damages, disgorgement, imprisonment, the curtailment or restructuring of our operations, loss of eligibility to obtain approvals from the FDA, or exclusion from participation in government contracting, healthcare reimbursement or other government programs, including Medicare and Medicaid, any of which could adversely affect our financial results. Although effective compliance programs can mitigate the risk of investigation and prosecution for violations of these laws, these risks cannot be entirely eliminated. Any action against us for an alleged or suspected violation could cause us to incur significant legal expenses and could divert our management’s attention from the operation of our business, even if our defense is successful. In addition, achieving and sustaining compliance with applicable laws and regulations may be costly to us in terms of money, time and resources.
If we fail to effectively integrate any acquired businesses and realize the anticipated benefits of any acquisitions, joint ventures, strategic alliances or dispositions could materially adversely affect us.
From time to time we may seek to acquire businesses, form joint ventures and strategic alliances, and dispose of operations. See “Prospectus Summary – Recent Developments”. For example, we are considering submitting a bid for substantially all of the assets of Arch. We may invest a substantial amount of time and funds in preparing to submit the bid and our bid may not be successful. If we do submit a bid and our bid is accepted there can be no assurance that we will be able to successfully integrate Arch’s business and products into our Company and we may ultimately lose out on our investment. Whether we realize the anticipated benefits from the Arch transaction or other transactions depends, in part, upon successful integration between the businesses involved, the performance of the underlying operations, capabilities or technologies and the management of the acquired operations. Accordingly, our results could be materially adversely affected by our failure to effectively integrate acquired operations, unanticipated performance or other issues or transaction-related charges.
Any acquisitions and investments that we make could require significant management attention, disrupt our business, result in dilution to our stockholders, and could adversely affect our business, operating results, and financial condition.
Our failure to close transactions with acquisition targets for which we may invest significant time and resources or other potential acquisition targets could have a material adverse effect on our financial condition and cash flows. In addition, even if consummated, the anticipated benefits of any acquisition or investment may not be realized, and we may be exposed to unknown risks, any of which could adversely affect our business, results of operations and financial condition, including risks arising from:
•	ineffectiveness or incompatibility of acquired businesses or services;
•	potential loss of key employees of the acquired business;
•	inability to maintain key business relationships and reputation of the acquired business;
•	diversion of management attention from other business concerns;
•	litigation arising from the acquisition or the activities of the acquired business, including claims from terminated employees, customers, former stockholders or other third parties;
•	assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights, or increase our risk of liability;
•	complications in the integration of acquired businesses or diminished prospects;
•	failure to generate the expected financial results related to an acquisition on a timely manner or at all; and
•	failure to accurately forecast the impact of an acquisition transaction; and implementation or remediation of effective controls, procedures, and policies for acquired businesses.
To fund any future acquisitions, we may pay cash or issue additional shares of our common stock or securities convertible into or exchangeable for shares of our common stock, which could dilute our stockholders or diminish our cash reserves. Borrowing to fund any acquisitions would result in increased fixed obligations and could also subject us to covenants or other restrictions that could limit our ability to effectively run our business.

RISKS RELATED TO OUR INTELLECTUAL PROPERTY
We may not be able to protect our intellectual property rights effectively, which could have an adverse effect on our business, financial condition or results of operations.
Our success depends in part on our ability to obtain and maintain protection in the United States and other countries of the intellectual property relating to or incorporated into our Aquadex System and related components. On August 5, 2016, upon closing of our acquisition of the Aquadex Business, we entered into a patent license agreement with Baxter pursuant to which we obtained, for no additional consideration, a world-wide license which at the time, included 49 exclusively licensed and 9 non-exclusively licensed patents used in connection with the Aquadex System to make, have made, use, sell, offer for sale and import, the Aquadex System in the “field of use” as defined in the license. The license is exclusive, with respect to some patents, and non-exclusive, with respect to other patents. Under the patent license agreement, Baxter has agreed to use commercially reasonable efforts to continue maintenance of seven “required maintenance patents,” and we have agreed to reimburse Baxter for all fees, costs, and expenses (internal or external) incurred by Baxter in connection with such continued maintenance. The rights granted to us under the patent license agreement will automatically revert to Baxter in the event we cease operation of the Aquadex Business or we file for, or have filed against us, or otherwise undertake any bankruptcy, reorganization, insolvency, moratorium, or other similar proceeding. We estimate that the patents licensed from Baxter will expire by mid-2025.
We have four (4) pending patent applications unrelated to our dedicated pediatric device in development. We have filed five (5) patent applications related to our dedicated pediatric device in development. These resulted in four (4) issued patents, 1 abandoned application, and five (5) pending patent applications. The first issued patent involves a mechanical design for the therapy bags to allow easy load/unload by the user. The second issued patent involves transport mode operation on battery power, enabling patient mobility. Other pending patent applications involve an extracorporeal blood filtration machine that includes flexible source line connection, open vs. closed loop fluid collection controls, a self-emptying bag, improved density measurement techniques, algorithm to ensure reliable auto clamp safety engagement, a blood leak detector that can detect hemolyzed blood, and mechanical cartridge design to ease manufacturing assembly and user setup.
In addition, given the strategic refocus away from the C-Pulse System and towards the Aquadex System, we have chosen to limit the maintenance of issued C-Pulse System patents.
Our pending and future patent applications may not issue as patents or, if issued, may not issue in a form that will provide us any financial return. Even if issued, existing or future patents may be challenged, narrowed, invalidated or circumvented, which could limit our ability to obtain commercial benefits from them. Changes in patent laws or their interpretation in the United States and other countries could also diminish the value of our intellectual property or narrow the scope of our patent protection. In addition, the legal systems of certain countries do not favor the aggressive enforcement of patents, and the laws of foreign countries may not protect our rights to the same extent as the laws of the United States. In order to preserve and enforce our patent and other intellectual property rights, we may need to make claims or file lawsuits against third parties. This can entail significant costs to us and divert our management’s attention from our business.
Intellectual property litigation could be costly and disruptive to us.
In recent years, there has been significant litigation involving intellectual property rights in the medical device industry. From time to time, third parties may assert patent, copyright, trademark and other intellectual property rights to technologies used in our business. Any claims, with or without merit, could be time-consuming, result in costly litigation, divert the efforts of our technical and management personnel or require us to pay substantial damages. If we are unsuccessful in defending ourselves against these types of claims, we may be required to do one or more of the following:
•	halt use of our Aquadex System;
•	attempt to obtain a license to sell or use the relevant technology or substitute technology, which license may not be available on reasonable terms or at all; or
•	redesign our system.
In the event a claim against us were successful and we could not obtain a license to the relevant technology on acceptable terms or license a substitute technology or redesign our system to avoid infringement, our business, results of operations and financial condition would be significantly harmed.

If we were unable to protect the confidentiality of our proprietary information and know-how, the value of our technology and system could be adversely affected.
In addition to patented technology, we rely on our unpatented proprietary technology, trade secrets, processes and know-how. We generally seek to protect this information by confidentiality agreements with our employees, consultants, scientific advisors and third parties. These agreements may be breached, and we may not have adequate remedies for any such breach. In addition, our trade secrets may otherwise become known or be independently developed by competitors. To the extent that our employees, consultants or contractors use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions.
Our products could infringe patent rights of others, which may require costly litigation and, if we are not successful, could cause us to pay substantial damages or limit our ability to commercialize our products.
Our commercial success depends, in part, on our ability to increase adoption of the Aquadex System without infringing the patents and other proprietary rights of third parties. As our industry expands and more patents are issued, the risk increases that there may be patents issued to third parties that relate to our system and technologies of which we are not aware or that we must challenge to continue our operations as currently contemplated. Our system may infringe or may be alleged to infringe these patents.
In addition, some patent applications in the United States may be maintained in secrecy until the patents are issued because patent applications in the United States and many foreign jurisdictions are typically not published until 18 months after filing, and because publications in the scientific literature often lag behind actual discoveries, we cannot be certain that others have not filed patent applications for technology covered by our issued patents or our pending applications or that we were the first to invent the technology. Another party may have filed, and may in the future file, patent applications covering our system or technology similar to ours. Any such patent application may have priority over our patent applications or patents, which could further require us to obtain rights to issued patents covering such technologies. If another party has filed a U.S. patent application on inventions similar to ours, we may have to participate in an interference or derivation proceeding declared by the U.S. Patent and Trademark Office to determine priority of invention in the United States. The costs of these proceedings could be substantial, and it is possible that such efforts would be unsuccessful if the other party had independently arrived at the same or similar invention prior to our own invention, resulting in a loss of our U.S. patent position with respect to such inventions.
We may be subject to claims that our employees have wrongfully used or disclosed alleged trade secrets of their former employers.
As is common in our industry, we employ individuals who were previously employed at other medical device companies, including our competitors or potential competitors. Although no claims against us are currently pending, we may be subject to claims that these employees, or we, have used or disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.
Security breaches, loss of data and other disruptions could compromise sensitive information related to our business or prevent us from accessing critical information and expose us to liability, which could adversely affect our business and our reputation.
In the ordinary course of our business, we may collect and store sensitive data, including legally protected health information, personally identifiable information, intellectual property and proprietary business information owned or controlled by ourselves or others. At times we may have access to limited amounts of protected health information as part of other healthcare providers’ provision of treatment to patients with our medical devices. We manage and maintain our applications and data utilizing on-site systems. These applications and data encompass a wide variety of business-critical information including research and development information, commercial information, and business and financial information. We face four primary risks relative to protecting this critical information, including: loss of access risk; inappropriate disclosure risk; inappropriate modification risk; and the risk of our being unable to adequately monitor our controls over the first three risks.
The secure processing, storage, maintenance, and transmission of this critical information is vital to our operations and business strategy. Although we take measures to protect sensitive information from cyberattacks and other unauthorized access or disclosure, our information technology and infrastructure may be vulnerable to attacks by hackers or viruses or breached due to employee error, malfeasance, or other disruptions. Any such breach or interruption could compromise our networks and the information stored there could be accessed by unauthorized parties, publicly disclosed, lost, or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws and regulations that protect the privacy of personal information and regulatory penalties. To the extent that we may engage in activities regulated by the Health Insurance Portability and Accountability Act and the Health Information Technology for Clinical and Economic Health Act we may have additional regulatory and reporting obligations. We are also subject to the General Data Protection Regulation (EU) 2016/679 due to our business in the EU. Although we believe we have implemented security measures, there is no guarantee we can protect our systems and data from unauthorized access, loss or dissemination that could also disrupt our operations, including our ability to conduct our analyses, conduct research and development activities, collect, process, and prepare company financial information, provide information about our products and other patient and physician education and outreach efforts through our website, manage the administrative aspects of our business, and damage our reputation, any of which could adversely affect our business.
In addition, the interpretation and application of consumer, health-related, and data protection laws in the United States, Europe and elsewhere are often uncertain, contradictory, and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our practices. If so, this could result in government-imposed fines or orders requiring that we change our practices, which could adversely affect our business. In addition, these privacy regulations may differ from country to country, and may vary based on whether testing is performed in the United States or in the local country. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices and compliance procedures in a manner adverse to our business.
Risks Related to Our Common Stock
Nasdaq may delist our common stock from its exchange which could limit your ability to make transactions in our securities and subject us to additional trading restrictions.
Our common stock is listed on the Nasdaq Capital Market under the symbol “NUWE”. In order to maintain that listing, we must satisfy minimum financial and other requirements including, without limitation, the minimum stockholders’ equity requirement and the minimum bid price requirement. There can be no assurances that we will be successful in maintaining, or if we fall out of compliance, in regaining compliance with the continued listing requirements and maintaining the listing of our common stock on the NASDAQ Capital Market.
On December 7, 2023, we received a notice from Nasdaq (the “Notice”) informing us that because the closing bid price for our Common Stock was below $1.00 for 30 consecutive trading days, we were not in compliance with the minimum bid price requirement for continued listing on Nasdaq, as set forth in Nasdaq Marketplace Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).
In accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), we were granted a period of 180 calendar days from December 7, 2023, or until June 4, 2024, to regain compliance with the Minimum Bid Price Requirement. Subsequently, on May 23, 2024, we received a letter from the Listing Qualifications Staff (the “Staff”) informing the Company that it was not in compliance with the minimum stockholders’ equity requirement for continued listing on Nasdaq, under Listing Rule 5550(b)(1) (the “Stockholder’s Equity Requirement”), because the Company’s stockholders’ equity of $885,000, as reported in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2024, was below the required minimum of $2.5 million, and because, as of May 23, 2024, the Company did not meet the alternative compliance standards, relating to the market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.
As a result, on June 5, 2024, we received a letter from Nasdaq indicating the Company’s continued non-compliance with Nasdaq Marketplace Rule 5550(a)(2) (the “Letter”). The Letter further informed the Company that the Common Stock would be delisted from Nasdaq unless the Company appeals the Staff's delisting determination by requesting a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company's requested a hearing to request additional time to meet the Stockholder Equity Requirement which stayed any further delisting action by the Staff pending the ultimate outcome of the hearing. The Common Stock will remain listed and eligible for trading on Nasdaq at least pending the ultimate conclusion of the hearing process.

On June 27, 2024, we effected a 1-for-35 reverse stock split of our outstanding Common Stock. Additionally, in 2020, the SEC approved a Nasdaq rule change to expedite delisting of securities of companies that have had one or more reverse stock splits with a cumulative ratio of one for 250 or more shares over the prior two-year period. Under the new rules, if a company falls out of compliance with the $1.00 minimum bid price after completing reverse stock splits over the immediately preceding two years that cumulatively result in a ratio one for 250 shares, the company will not be able to avail itself of any compliance periods and Nasdaq will instead require the issuance of a Staff delisting determination, which is appealable to a hearings panel. Our ability to remain listed on Nasdaq may be negatively impacted by this Nasdaq rule.
On July 18, 2024, the Company received a letter from the Staff informing the Company that it had regained compliance with the Minimum Bid Price Requirement, but that because it was still non-compliant with the Stockholder’s Equity Requirement the hearing would continue as scheduled as to the matter of the Stockholder’s Equity Requirement On July 23, 2024, the Company addressed the Panel and presented its plan of compliance for the Stockholder’s Equity Requirement to the Panel and on August 8, 2024, the Company was notified by Nasdaq that the Panel had granted the Company’s request for continued listing, subject to, among other things, the Company’s filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, evidencing compliance with the Stockholder’s Equity Requirement. On November 12, 2024, we filed our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 evidencing compliance with the Stockholder’s Equity Requirement. On December 17, 2024 we received a letter from the Staff indicating that the Company regained compliance with the Stockholder’s Equity Requirement, as required by the Panel. The letter also indicated that pursuant to Nasdaq Listing Rule 5815(d)(4)(B), the Company will be subject to a Mandatory Panel Monitor for a period of one year from the date of the letter. If, within that one-year monitoring period, the Staff finds the Company out of compliance with the Stockholder’s Equity Requirement, the Company will not be permitted to provide the Staff with a plan of compliance with respect to the deficiency and the Staff will not be permitted to grant additional time for the Company to regain compliance with respect to that deficiency, nor will the Company be afforded an applicable cure or compliance period; instead, the Staff will issue a delisting letter and the Company will have the opportunity to request a new hearing, where the Company’s securities may be at that time subject to delisting.
If our Common Stock is delisted from Nasdaq, our ability to raise capital through public offerings of our securities and to finance our operations could be adversely affected. We also believe that delisting would likely result in decreased liquidity and/or increased volatility in our Common Stock and could harm our business and future prospects. In addition, we believe that, if our Common Stock is delisted, our stockholders would likely find it more difficult to obtain accurate quotations as to the price of the Common Stock and it may be more difficult for stockholders to buy or sell our Common Stock at competitive market prices, or at all.
If our Common Stock is delisted, our Common Stock would likely then trade only in the over-the-counter market. If our Common Stock were to trade on the over-the-counter market, selling our Common Stock could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and we could face significant material adverse consequences, including: a limited availability of market quotations for our securities; reduced liquidity with respect to our securities; a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities; a reduced amount of news and analyst coverage for us; and a decreased ability to issue additional securities or obtain additional financing in the future. These factors could result in lower prices and larger spreads in the bid and ask prices for our Common Stock and would substantially impair our ability to raise additional funds and could result in a loss of institutional investor interest and fewer development opportunities for us.
In addition to the foregoing, if our Common Stock is delisted from Nasdaq and it trades on the over-the-counter market, the application of the “penny stock” rules could adversely affect the market price of our Common Stock and increase the transaction costs to sell those shares. The SEC has adopted regulations which generally define a “penny stock” as an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. If our Common Stock is delisted from Nasdaq and it trades on the over-the-counter market at a price of less than $5.00 per share, our Common Stock would be considered a penny stock. The SEC’s penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that before a transaction in a penny stock occurs, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s agreement to the transaction. If applicable in the future, these rules may restrict the ability of brokers-dealers to sell our Common Stock and may affect the ability of investors to sell their shares, until our Common Stock no longer is considered a penny stock.
We continue to actively monitor our performance with respect to the listing standards and will consider available options to resolve any deficiency and maintain compliance with the Nasdaq rules. There can be no assurance that we will be able to maintain compliance or, if we fall out of compliance, regain compliance with any deficiency, or if we implement an option that regains our compliance, maintain compliance thereafter.
Sales of a substantial number of shares of our common stock by our stockholders in the public market could cause our stock price to fall.
The number of shares of common stock issuable upon conversion of our outstanding preferred stock and exercise of outstanding warrants is significant in relation to the number of shares of our common stock currently outstanding.
As of March 31, 2025, we have warrants to purchase 5,303,216 shares of common stock outstanding, with exercise prices ranging from $1.72 to $148,050 with a weighted-average exercise price of $5.61.
As of March 31, 2025, there were 127 shares of Series F Convertible Redeemable Preferred Stock, par value $0.0001 per share (the “Series F Convertible Preferred Stock”) outstanding, convertible into 68,961 shares of common stock. The certificate of designation for our Series F Convertible Preferred Stock contains an anti-dilution provision, which provision requires the lowering of the applicable conversion price, as then in effect, to the purchase price per share of common stock or common stock equivalents issued in the future. If the effective price per share on a common-stock equivalent basis in a future equity offering is lower than the then-current conversion price of the Series F Convertible Preferred Stock, then such conversion price shall be reduced to such lower price and additional shares of common stock will be issuable upon the conversion of the of the Series F Convertible Preferred Stock. To the extent the outstanding shares of Series F Convertible Preferred Stock become exercisable for additional shares of common stock, holders of our common stock will experience further dilution.
As of March 31, 2025, there were 110 shares of Series J Convertible Preferred Stock (as defined below) outstanding, convertible into 78 shares of common stock and 23,762 Series J Convertible Preferred Stock issuable upon the exercise of 1,920 warrants issued in the October 2023 Offering (as defined below).
If any security holder determines to sell a substantial number of shares into the market at any given time, there may not be sufficient demand in the market to purchase the shares without a decline in the market price for our common stock. Moreover, continuous sales into the market of a number of shares in excess of the typical trading volume for our common stock could depress the trading market for our common stock over an extended period of time. Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could significantly reduce the market price of our common stock and impair our ability to raise adequate capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our common stock. As of March 31, 2025, we have outstanding warrants to purchase an aggregate of approximately 5,303,216 shares of our common stock, and options to purchase an aggregate of approximately 3,385 shares of our common stock, which, if exercised, may further increase the number of shares of our common stock outstanding and the number of shares eligible for resale in the public market.
The rights of holders of our capital stock will be subject to, and could be adversely affected by, the rights of holders of our outstanding preferred stock and stock that may be issued in the future.
Our board of directors has authority, without further stockholder approval, to issue additional shares of preferred stock with such rights, preferences and privileges as our board may determine. These rights, preferences and privileges may include dividend rights, conversion rights, voting rights and liquidation rights that may be greater than the rights of our common stock.

Our board of directors has previously approved, pursuant to this authority, the issuance of preferred stock, and we have 127 shares of Series F Convertible Preferred Stock outstanding and 110 shares of Series J Convertible Preferred Stock outstanding as of March 31, 2025. Upon liquidation, dissolution or winding-up of the Company, holders of our Series F Convertible Preferred Stock and Series J Convertible Preferred Stock have the right to receive, out of the assets, whether capital or surplus, of the Company an amount equal to the par value, plus any accrued and unpaid dividends thereon, for each share of such preferred stock held by such holder before any distribution or payment shall be made to the holders of our common stock, and, following such payment, such holders are entitled to receive the same amount that a holder of common stock would receive if such preferred stock was fully converted, pari passu with all the holders of common stock.
Our board of directors may issue additional series of preferred stock. As a result, the rights of holders of our capital stock will be subject to, and could be adversely affected by, the rights of holders of any stock that may be issued in the future.
There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.
We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.
We have a large number of authorized but unissued shares of stock, which could negatively impact a potential investor if they purchased our common stock.
On June 27, 2024, we effected a 1-for-35 reverse split of our outstanding common stock. This reverse stock split did not change the par value of our common stock or the number of common or preferred shares authorized by our Fourth Amended and Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”). Because the number of authorized shares of our common stock was not reduced proportionately, the reverse stock split increased our board of directors’ ability to issue authorized and unissued shares without further stockholder action. As of March 31, 2025 our Certificate of Incorporation provides for 100,000,000 shares of authorized common stock and 40,000,000 shares of authorized preferred stock, 30,000 of which are designated Series A Junior Participating Preferred Stock, 18,000 of which are designated Series F Convertible Preferred Stock, 600,000 of which are designated Series J Convertible Redeemable Preferred Stock and we have 4,373,968 shares of common stock outstanding, 5,373,720 shares reserved for issuance upon the conversion, exercise or vesting of outstanding preferred stock, warrants and options, 23,762 Series J Convertible Preferred Stock issuable upon the exercise of 1,920 warrants issued in the October 2023 Offering, and 1,659,321 shares of common stock reserved for future grant under the Company’s equity incentive plans.
With respect to authorized but unissued and unreserved shares, we could also use such shares to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management. The issuance of additional shares of common stock or securities convertible into common stock may have a dilutive effect on earnings per share and relative voting power and may cause a decline in the trading price of our common stock. We could use the shares that are available for future issuance in dilutive equity financing transactions, or to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner.
A more active, liquid trading market for our common stock may not develop, and the price of our common stock may fluctuate significantly.
Historically, the market price of our common stock has fluctuated over a wide range. There has been relatively limited trading volume in the market for our common stock, and a more active, liquid public trading market may not develop or may not be sustained. Limited liquidity in the trading market for our common stock may adversely affect a stockholder’s ability to sell its shares of common stock at the time it wishes to sell them or at a price that it considers acceptable. If a more active, liquid public trading market does not develop we may be limited in our ability to raise capital by selling shares of common stock and our ability to acquire other companies or assets by using shares of our common stock as consideration. In addition, if there is a thin trading market or “float” for our stock, the market price for our common stock may fluctuate significantly more than the stock market as a whole. Without a large float, our common stock would be less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile, and it would be harder for a stockholder to liquidate any investment in our common stock. Furthermore, the stock market is subject to significant price and volume fluctuations, and the price of our common stock could fluctuate widely in response to several factors, including:
•	our quarterly or annual operating results;
•	changes in our earnings estimates;
•	investment recommendations by securities analysts following our business or our industry;
•	additions or departures of key personnel;
•	changes in the business, earnings estimates or market perceptions of our competitors;
•	our failure to achieve operating results consistent with securities analysts’ projections;
•	future announcements concerning us, including our clinical and product development strategy, or our competitors;
•	regulatory developments, disclosure regarding completed, ongoing or future clinical studies and enforcement actions bearing on advertising, marketing or sales;
•	acquisition or loss of significant manufacturers, distributors or suppliers or an inability to obtain sufficient quantities of materials needed to manufacture our system;
•	fluctuations of investor interest in the medical device sector;
•	changes in industry, general market or economic conditions; and
•	announcements of legislative or regulatory changes.
The stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in the health care industry. The changes often appear to occur without regard to specific operating performance. The price of our common stock could fluctuate based upon factors that have little or nothing to do with us and these fluctuations could materially reduce our stock price.
Our ability to use U.S. net operating loss carryforwards might be limited.
As of December 31, 2024, we had U.S. net operating loss (“NOL”) carryforwards of approximately $220.2 million for U.S. federal income tax purposes. Approximately $119.2 million of NOL carryforwards will expire from 2025 through 2038. Pursuant to the Tax Cuts and Jobs Act of 2017, the NOL carryforwards generated in 2019 through 2024 totaling approximately $101.0 million do not expire. The expiration of state NOL carryforwards will vary by jurisdiction. In addition, future utilization of NOL carryforwards in the U.S. may be subject to certain limitations under Section 382 of the Internal Revenue Code. The Company does not have any foreign tax loss carryovers.
The Company may have experienced additional ownership changes under Section 382 of the Internal Revenue Code in the current and earlier years further limiting the NOL carryforwards that may be utilized. We have not yet completed a formal Section 382 analysis. As a result, prior or future changes in ownership could put limitations on the availability of our NOL carryforwards. In addition, our ability to utilize the current NOL carryforwards might be further limited by future issuances of our common stock.
We do not intend to pay cash dividends on our common stock in the foreseeable future.
We have never declared or paid any cash dividends on our common stock, and we currently do not anticipate paying any cash dividends in the foreseeable future. We intend to retain any earnings to finance the development and expansion of our products and business. Accordingly, our stockholders will not realize a return on their investments unless the trading price of our common stock appreciates.

Provisions in our charter documents and Delaware law may delay or deter a change-in-control transaction or limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.
Delaware law and certain provisions of our Certificate of Incorporation and bylaws make it harder for a third party to acquire us, even if doing so might be beneficial to our stockholders. These provisions include, among other things: authorizing our board of directors to issue, from time to time, any series of preferred stock and fix the designation, powers, preferences and rights of the shares of such series of preferred stock; prohibiting stockholders from acting by written consent; requiring advance notice of stockholder intention to put forth director nominees or bring up other business at a stockholders’ meeting; prohibiting stockholders from calling a special meeting of stockholders; and requiring at least two-thirds of the voting power of our outstanding stock entitled to vote to amend or repeal certain provisions of our Certificate of Incorporation or bylaws. Section 203 of the Delaware General Corporation Law from which we did not elect to opt out, provides that if a holder acquires 15% or more of our stock without prior approval of our board of directors, that holder will be subject to certain restrictions on its ability to acquire us within three years. These provisions may delay or deter a change in control of us, and they could limit the price that investors might be willing to pay in the future for shares of our common stock.
Further, our Certificate of Incorporation establishes that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law; or any action asserting a claim against us that is governed by the internal affairs doctrine. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees.
We are a “smaller reporting company” under federal securities laws and we cannot be certain whether the reduced reporting requirements applicable to such companies will make our common stock less attractive to investors.
We are a “smaller reporting company” under federal securities laws. For as long as we continue to be a smaller reporting company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may decline or be more volatile.
Worldwide economic and market conditions, an unstable economy, a decline in consumer-spending levels and other adverse developments, including inflation, could adversely affect our business, results of operations and liquidity, and stock price.
As widely reported, in recent years, global credit and financial markets have experienced volatility and disruptions, including declines in consumer confidence, concerns about declines in economic growth and unemployment, increases in the rate of inflation, increases in borrowing rates and changes in liquidity and credit availability, and uncertainty about geopolitical events and other challenges affecting the global economy, including most recently in connection with actions undertaken by the U.S. Federal Reserve Board to address inflation, the Ukraine-Russia and Israel-Hamas conflicts, the continuing effects of the COVID-19 pandemic and supply chain disruptions. These factors could lead to further disruption, instability, and volatility in global markets, continue to increase inflation, disrupt supply chains, adversely affect consumer confidence and disposable income levels and have other impacts on our business. Furthermore, our stock price may decline due in part to the volatility of the stock market and any general economic downturn. These factors could have a negative impact on our potential sales and operating results.

Changes in spending or budgetary priorities may materially adversely affect our business.
Our business is dependent upon the FDA and the FDA’s ability to timely respond to our drug development activities. On January 20, 2025, President Trump signed an executive order creating an advisory commission, the “Department of Government Efficiency” to reform federal government processes and reduce expenditures. Pressures on and uncertainty surrounding the U.S. federal government’s budget, and potential changes in budgetary priorities and spending levels, could adversely affect staffing levels and the funding for the FDA. Disruptions in how the FDA operates due to these policies may materially adversely affect our business.
Changes to U.S. tariff and import/export regulations may have a negative effect on our suppliers and/or service providers and, in turn, could have a material adverse impact on our financial condition.
The United States has recently enacted and proposed to enact significant new tariffs. Additionally, President Trump has directed various federal agencies to further evaluate key aspects of U.S. trade policy and there has been ongoing discussion and commentary regarding potential significant changes to U.S. trade policies, treaties and tariffs. There continues to exist significant uncertainty about the future relationship between the United States and other countries with respect to such trade policies, treaties and tariffs. These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly impact the cost of Aquadex System, and other parts and supplies sourced internationally or impact the cost of service providers located outside of the United States, which in turn would negatively impact us. We currently source certain raw materials of the Aquadex System from China and are monitoring possible tariff impacts.
Changes in U.S. federal government funding for the FDA and other government agencies could hinder their ability to hire and retain key leadership and other personnel, properly administer drug innovation, or prevent new products and services from being developed or commercialized, which could negatively impact our business.
The ability of the FDA to review and approve new products can be affected by a variety of factors, including budget and funding levels, the ability to hire and retain key personnel, and statutory, regulatory, and policy changes. Average review times at the agency have fluctuated in recent years as a result. In addition, government funding of other government agencies that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable.
The ability of the FDA and other government agencies to properly administer their functions is highly dependent on the levels of government funding and the ability to fill key leadership appointments, among various factors. Delays in filling or replacing key positions could significantly impact the ability of the FDA and other agencies to fulfill their functions and could greatly impact healthcare and the drug industry.
However, any future government proposals to reduce or eliminate budgetary deficits may include reduced allocations to the FDA and other related government agencies. These budgetary pressures may result in a reduced ability by the FDA to perform its respective roles and may have a related impact on academic institutions and research laboratories whose funding is fully or partially dependent on both the level and the timing of funding from government sources. Robert F. Kennedy Jr., the current Secretary of the U.S. Department of Health and Human Services, which oversees the FDA has previously stated his intent to downsize or restructure this agency, including by appointing new directors to the agencies. We cannot anticipate the effect that any such restructuring or new appointments may have on our business.
In the event of a partial or complete government shutdown, the FDA and certain other science agencies may temporarily cease certain operations. Furthermore, during such shutdown, the FDA may maintain only operations deemed to be essential for public health while suspending the acceptance of new medical product applications and routine regulatory and compliance work related to medical products, certain drugs, and foods.
Disruptions at the FDA and other agencies, such as those resulting from a restructuring of these agencies, a government shutdown, or uncertainty from stopgap spending bills may slow the time necessary for new drugs and devices to be reviewed and/or approved by necessary government agencies and may affect the ability of the healthcare and drug industries to deliver new products to the market in a timely manner, which would adversely affect our tenants’ operating results and business. Interruptions to the function of the FDA and other government agencies could adversely affect the demand for laboratory space and significantly impact our operating results and our business.

If we experience an interruption in supply from a material sole source supplier, our business may be harmed.
We are dependent on sole source suppliers to produce raw materials including our one fully validated third-party sterilizer. If there is any interruption in supply of our raw materials from these sole source suppliers, for any reason, there can be no assurance that we will be able to obtain adequate alternative quantities of the raw materials within a reasonable time or at commercially reasonable prices. Our suppliers could discontinue the manufacturing or supply of these components at any time.
We do not carry a significant inventory of some of these components. Our suppliers may not be able to meet our demand for their products, either because of acts of nature, the nature of our agreements with those suppliers or our relative importance to them as a customer, and our suppliers may decide in the future to discontinue or reduce the level of business they conduct with us. In addition, if these suppliers are unable to deliver components to us, whether due to a labor shortage, slow down or stoppage, or for any other reason, we would be required to seek alternative suppliers. We might not be able to identify and qualify additional or replacement suppliers for any of these components quickly or at all or without incurring significant additional costs.
We cannot guarantee that we will be able to establish and validate alternative relationships on similar terms, without delay or at all. Finding and validating alternative suppliers may not be feasible or could take a significant amount of time and involve significant expense, and any such delay could significantly harm our business resulting in backorders, production delays and rationing end-user product availability. While we have taken steps to attempt to mitigate the impact of potential supply shortages, a future shortage may have a negative impact on our ability to manufacture our products and harm our business.
RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK
If you purchase our securities in this offering, you will experience immediate and substantial dilution. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.
Since the price per share of common stock and accompanying common warrants being offered is higher than the net tangible book value per share of our common stock, you will suffer dilution with respect to the net tangible book value of the shares of common stock you purchase in this offering. If you purchase common stock in this offering, you will suffer immediate dilution with respect to the net tangible book value of the common stock. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding stock options, warrants or pre-funded warrants are exercised, or restricted stock units vest and settle, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.
We have broad discretion in the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of our existing cash and the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the right or opportunity as part of your investment decision to assess whether such proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of our existing cash and the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our existing cash and the net proceeds from this offering in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.
There is no public market for the common warrants or pre-funded warrants being offered in this offering.
There is no public trading market for the common warrants or the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the common warrants or the pre-funded warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the common warrants and the pre-funded warrants will be limited.

The common warrants included in this offering are speculative in nature.
The common warrants represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of Warrant Stockholder Approval, holders of the common warrants may acquire the shares of common stock issuable upon exercise of such warrants at an exercise price of $   per share. Moreover, following this offering, the market value of the common warrants is uncertain and there can be no assurance that the market value of the common warrants will equal or exceed the public offering price. There can be no assurance that the market price of the shares of common stock will ever equal or exceed the exercise price of the common warrants, and consequently, whether it will ever be profitable for holders of common warrants to exercise the common warrants.
We will not receive a significant amount or any additional funds upon the exercise of the pre-funded warrants or zero cash exercise of the Series B Warrants.
Each pre-funded warrant is exercisable for $0.0001 per share of common stock underlying such warrant, which may be paid by way of a cashless exercise, in which the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant. Additionally, the Series B Warrants can exercised through a “zero cash” exercise mechanism that will not result in any proceeds to the Company. Accordingly, we will not receive a significant amount or any additional funds upon the exercise of the pre-funded warrants or the Series B Warrants.
Except as otherwise set forth in the common warrants and pre-funded warrants, holders of the common warrants and the pre-funded warrants offered hereby will have no rights as stockholders with respect to the shares of common stock underlying the common warrants and the pre-funded warrants until such holders exercise their common warrants and pre-funded warrants and acquire our common stock.
Except as otherwise set forth in the common warrants and pre-funded warrants, until holders of the common warrants and the pre-funded warrants acquire shares of our common stock upon exercise thereof, such holders of the common warrants and the pre-funded warrants will have no rights with respect to the shares of our common stock underlying such warrants, such as voting rights. Upon exercise of the common warrants or the pre-funded warrants, as the case may be, the holder will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.
Significant holders or beneficial holders of our common stock may not be permitted to exercise warrants that they hold.
A holder of a warrant will not be entitled to exercise any portion of any warrants which, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of our common stock that would be outstanding immediately after giving effect to the exercise. As a result, you may not be able to exercise your warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your warrants to realize value, but you may be unable to do so in the absence of an established trading market for the warrants.
The common warrants will not be exercisable unless and until we are able to receive stockholder approval, and if we are unable to obtain such approval the common warrants will have no value.
Under Nasdaq listing rules, certain provisions in the common warrants will not be effective until, and unless, we obtain the approval of our stockholders. While we intend to promptly seek such stockholder approval, there is no guarantee that the Warrant Stockholder Approval will ever be obtained. If we are unable to obtain the Warrant Stockholder Approval, the common warrants will not be exercisable and will have zero value. In addition, we will be required to hold a stockholder meeting until we obtain the Warrant Stockholder Approval and may incur substantial costs, and management may devote substantial time and attention, in attempting to obtain the Warrant Stockholder Approval.
Nasdaq may delist our Common Stock for public interest concerns and/or if our stock price falls below Nasdaq’s minimum bid price as a result of this offering.
Because of the dilutive nature of this offering, Nasdaq may delist our Common Stock for public interest concerns. We also may be delisted if our share price falls below Nasdaq’s minimum bid price as a result of this offering, even if we are otherwise able to maintain compliance for continued listing on Nasdaq. A number of

Nasdaq-listed companies have filed public disclosures regarding the receipt of notification letters indicating that Nasdaq made the determination to delist such companies as a result of public interest concerns arising from the issuance of warrants with certain dilutive terms. While we believe that the common warrants being offered hereby are materially different than the warrants offered by those companies, there can be no assurance that Nasdaq will agree and our common stock may be delisted from Nasdaq as a result. Additionally, the dilutive nature of the common warrants being offered hereby may cause our stock price to fall below Nasdaq’s minimum bid price following the offering, which may cause Nasdaq to delist our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, and the documents that we have filed with the SEC that are incorporated by reference, contain “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements that address future operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation, our expectations regarding our ability to execute our commercial strategy; our expectations regarding the sufficiency of our existing cash on hand to fund our operations; the timeline for regulatory submissions, regulatory steps and potential regulatory approval of our current and future product candidates; the cooperation of our contract manufacturers, clinical study partners and others involved in the development of our current and future product candidates; our ability to initiate clinical trials on a timely basis; the changes in applicable laws or regulations; and other risks and uncertainties described in our filings with the SEC.
Forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. These statements may be identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. In addition, statements that “we believe,” “we expect,” “we anticipate” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus and management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations, except as required by law.
Forward-looking statements are subject to a number of risks and uncertainties that could cause actual events to adversely differ from the expectations indicated in these forward-looking statements, including without limitation, the risks and uncertainties described in this prospectus. Actual results could differ materially from those contained in forward-looking statements. Many factors could cause actual results to differ materially from those in forward-looking statements, including those matters discussed below, as well as those listed in the “Risk Factors” section contained herein, in any prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.
We operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for us to predict all risk factors and uncertainties. We may not achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation, the possibility that regulatory authorities do not accept our applications or approve the marketing of our products, the possibility we may be unable to raise the funds necessary for the development and commercialization of our products, and those described in our filings with the SEC.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $4.2 million, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no sale of any pre-funded warrants offered hereunder (or approximately $4.9 million if the underwriters exercise in full their option to purchase additional securities) assuming a public offering price of $0.928 per share of common stock and accompanying common warrants, which was the last reported sale price of our common stock on Nasdaq on May 23, 2025. We will receive nominal proceeds, if any, from the cash exercise of the pre-funded warrants.
We currently intend to use the net proceeds of this offering for working capital and general corporate purposes, including possible acquisition activity. See “Prospectus Summary – Recent Developments” of this prospectus.
The amounts and timing of our actual expenditures will depend on numerous factors, including the various factors described under “Risk Factors” in this prospectus and the documents incorporated by reference herein, as well as the amount of cash used in our operations. As a result, our management will have broad discretion over the uses of the net proceeds we receive in connection with the securities offered pursuant to this prospectus and investors will be relying on the judgment of our management regarding the application of the proceeds.
Pending the application of the net proceeds as described above, we will hold the net proceeds from this offering in short-term, interest-bearing securities.

CAPITALIZATION
The following table sets forth our cash and our capitalization as of March 31, 2025:
•	on an actual basis; and
•
on an as adjusted basis to give effect to our assumed issuance and sale of 5,387,931 shares of common stock and accompanying common warrants in this offering (assuming no pre-funded warrants in lieu of common stock are sold in the offering) at the assumed public offering price of $0.928 per share of common stock and accompanying common warrants, the last reported trading price of our common stock on Nasdaq on May 23, 2025, assuming the common warrants are equity-classified, after deducting estimated underwriting discounts and commissions and estimated offering expenses.

The final public offering price will be determined through negotiation between us and the underwriters in the offering and may be at a discount to the current market price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final public offering price. You should read the information in this table together with our consolidated financial statements and the related notes incorporated by reference in this prospectus.

	As of March 31, 2025
In thousands, except share and per share data	Actual	As Adjusted
Cash and cash equivalents	$2,557	$6,757
Mezzanine Equity:
Series J convertible preferred stock, par value $0.0001 per share; authorized 600,000 shares, issued and outstanding 110 and shares, actual and as adjusted, respectively	4	4
Stockholders’ equity:
Series F convertible preferred stock, par value $0.0001 per share; 18,000 shares authorized, 127 shares issued and outstanding, actual and as adjusted
Preferred stock, par value $0.0001 per share; 39,352,000 shares authorized, none outstanding, actual and as adjusted	—	—
Common stock, par value $0.0001 per share; 100,000,000 shares authorized, 4,373,968 and shares issued and outstanding actual and as adjusted, respectively	—	—
Additional paid-in capital	305,432	309,632
Accumulated deficit	(301,805)	(301,805)
Total stockholders’ equity	$3,578	$7,778

A $1.00 increase (decrease) in the assumed public offering price of $0.928 per share of common stock and accompanying common warrant, the last reported trading price of our common stock on Nasdaq on May 23, 2025, would increase (decrease) the as adjusted amount of each of cash, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization by $5.0 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. An increase (decrease) of 1,000,000 shares in the number of shares of common stock and accompanying common warrants offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the as adjusted amount of each of cash, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization by $0.9 million, assuming no change in the assumed public offering price per share of common stock and accompanying common warrants and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
Except as otherwise indicated, all information in this prospectus is based on 4,373,968 shares of common stock outstanding as of March 31, 2025, and excludes the following:
•	3,385 shares of our common stock issuable upon the exercise of outstanding stock options as of March 31, 2025, having a weighted average exercise price of $524.67 per share;
•	5,303,216 shares of our common stock issuable upon the exercise of outstanding warrants as of March 31, 2025, with a weighted-average exercise price of $5.61 per share;

•
136,906 shares of our common stock issuable upon the conversion of outstanding shares of our Series F Preferred Stock as of March 31, 2025 (based on an assumed offering price of $0.928 per share of common stock, which is the last reported sale price of our common stock on Nasdaq on May 23, 2025);

•	78 shares of our common stock issuable upon the conversion of outstanding shares of Series J Convertible Preferred Stock as of March 31, 2025;
•	1,920 shares of our common stock issuable upon conversion of 23,762 Series J Convertible Preferred Stock issuable upon the exercise of warrants outstanding as of March 31, 2025; and
•	1,659,321 shares of our common stock reserved for future issuance under our equity incentive plans.
Except as otherwise indicated, all information in this prospectus assumes: (i) no exercise of outstanding stock options after March 31, 2025, (ii) no exercise of Series F Preferred Stock or Series J Convertible Preferred Stock after March 31, 2025, (iii) no exercise of warrants after March 31, 2025 (including any pre-funded warrants, common warrants or Representative Warrants offered hereby), and (iv) no exercise of the underwriters’ option to purchase additional securities.

DILUTION
If you invest in our securities, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock you will pay in this offering and the as adjusted net tangible book value per share of our common stock immediately after the closing of this offering. Our net tangible book value as of March 31, 2025 was $3.6 million, or $0.82 per share, based on 4,373,968 shares outstanding as of March 31, 2025. Our net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares of common stock outstanding. The dilution information described below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined. The final public offering price will be determined through negotiation between us and the underwriters in the offering and may be at a discount to the current market price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final public offering price.
After giving effect to the sale by us in this offering of 5,387,931 shares of common stock and accompanying common warrants at an assumed public offering price of $0.928 per share of common stock and accompanying common warrants, which was the last reported sale price of our common stock on Nasdaq on May 13, 2025, and after deducting the estimated underwriting discounts and commissions and our estimated offering expenses, and excluding proceeds, if any, from the exercise of any common warrants issued pursuant to this offering or any resulting accounting associated with the warrants, our as adjusted net tangible book value as of March 31, 2025 would have been $7.8 million or $0.80 per share of common stock. This amount represents an immediate decrease in net tangible book value of $0.02 per share to existing shareholders and an immediate dilution of $0.13 per share to investors in this offering.
The following table illustrates this dilution on a per share basis to new investors:

Assumed public offering price per share of common stock and accompanying common warrants		$0.928
Net tangible book value per share as of March 31, 2025	$0.82
Decrease in net tangible book value per share attributable to new investors in this offering	$0.02
As adjusted net tangible book value per share after giving effect to this offering		$0.80
Dilution per share to new investors participating in this offering		$0.13

If the underwriter exercises its option to purchase 808,189 additional shares of common stock, the as adjusted net tangible book value per share of our common stock after giving effect to this offering would be $0.80 per share, and the dilution in net tangible book value per share to investors purchasing common stock and accompanying common warrants in this offering would be $0.13 per share of common stock.
The discussion and table above are based on 4,373,968 shares of common stock outstanding as of March 31, 2025, and excludes the following:
•	3,385 shares of our common stock issuable upon the exercise of outstanding stock options as of March 31, 2025, having a weighted average exercise price of $524.67 per share;
•	5,303,216 shares of our common stock issuable upon the exercise of outstanding warrants as of March 31, 2025, with a weighted-average exercise price of $5.61 per share;
•
136,906 shares of our common stock issuable upon the conversion of outstanding shares of our Series F Preferred Stock as of March 31, 2025 (based on an assumed offering price of $0.928 per share of common stock, which is the last reported sale price of our common stock on Nasdaq on May 13, 2025);

•	78 shares of our common stock issuable upon the conversion of outstanding shares of Series J Convertible Preferred Stock as of March 31, 2025;
•	1,920 shares of our common stock issuable upon conversion of 23,762 Series J Convertible Preferred Stock issuable upon the exercise of warrants outstanding as of March 31, 2025; and
•	1,659,321 shares of our common stock reserved for future issuance under our equity incentive plans.

Except as otherwise indicated, all information in this prospectus assumes: (i) no exercise of outstanding stock options after March 31, 2025, (ii) no exercise of Series F Preferred Stock or Series J Convertible Preferred Stock after March 31, 2025, (iii) no exercise of warrants after March 31, 2025 (including any pre-funded warrants, common warrants or Representative Warrants offered hereby), and (iv) no exercise of the underwriters’ option to purchase additional securities.
To the extent that outstanding convertible preferred stock, options or warrants are converted or exercised, you could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of additional equity, the issuance of these shares could result in further dilution to our stockholders.

PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of our common stock as of May 16, 2025 by (i) each of the directors and named executive officers, (ii) all of the directors and executive officers as a group, and (iii) to our knowledge, beneficial owners of more than 5% of our common stock.
As of May 16, 2025, there were 4,373,968 shares of our common stock outstanding. The percentage ownership information shown in the table after this offering is adjusted to reflect the sale of 3,232,758 shares of common stock and accompanying common warrants in this offering, assuming (i) no exercise of any of the warrants offered hereby, (ii) no exercise of the underwriters’ option to purchase additional securities and (iii) none of the beneficial owners listed here participate in the offering.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. In addition, the rules include shares of common stock issuable pursuant to: (i) the exercise of stock options that are either immediately exercisable or exercisable within 60 days of May 16, 2025; (ii) the vesting of restricted stock units within 60 days of May 16, 2025; and (iii) outstanding warrants to purchase common stock held by that person that is either immediately exercisable or exercisable within 60 days of May 16, 2025. These shares are deemed to be outstanding and beneficially owned by the person holding those options, restricted stock units and warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Nuwellis, Inc. 12988 Valley View Road Eden Prairie, Minnesota 55344. Unless otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment powers with respect to the securities listed below.

Executive Officers, Directors and Greater than 5% Stockholders	Number of Shares Beneficially Owned	Percent Ownership Prior to the Offering	Percent Ownership Following the Offering
John L. Erb(1)	69,028	1.6%	*
Michael McCormick.	595	*	*
Maria Rosa Costanzo, M.D.	—	*	*
Archelle Georgiou, M.D.	324	*	*
Gregory D. Waller(2)	67	*	*
David McDonald	324	*	*
Robert B. Scott(3)	264	*	*
Nestor Jaramillo, Jr.(4)	464	*	*
Neil P. Ayotte(5)	159	*	*
All current executive officers and directors as a group (8 persons)(6)	70,761	1.6%	*

*	Less than one percent.
1)
Consists of (i) 67 shares issuable upon the exercise of outstanding stock options, and (ii) 68,961 shares issuable upon conversion of outstanding shares of Series F Convertible Preferred Stock (assuming all 127 shares of Series F Convertible Preferred Stock held by Mr. Erb are converted at once and rounded up to the nearest whole share).

2)	Consists of 67 shares issuable upon the exercise of outstanding stock options.
3)	Consists of 240 shares issuable upon the exercise of outstanding stock options.
4)	Includes 464 shares issuable upon the exercise of outstanding stock options.
5)	Consists of 149 shares issuable upon the exercise of outstanding stock options.
6)
Includes (i) 1,800 shares issuable upon the exercise of outstanding stock options and (ii) 68,961 shares issuable upon conversion of outstanding shares of Series F Convertible Preferred Stock (assuming all shares Series F Convertible Preferred Stock are converted at once and rounded up to the nearest whole shares).

DESCRIPTION OF CAPITAL STOCK
The following summary descriptions of our common stock, preferred stock and warrants are based on the provisions of our certificate of incorporation and bylaws, and the applicable provisions of the Delaware General Corporation Law. This information may not be complete in all respects and is qualified in its entirety by reference to the provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law. For information on how to obtain copies of our certificate of incorporation and bylaws, see the information below under the heading “Where You Can Find Additional Information.”
Common Stock
Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 40,000,000 shares of preferred stock, par value $0.0001 per share, 30,000 of which are designated as Series A Junior Participating Preferred Stock, 18,000 of which are designated Series F Convertible Preferred Stock (the “Series F Preferred Stock”), and 600,000 of which are designated Series J Convertible Preferred Stock (the “Series J Convertible Preferred Stock”) as of March 31, 2025. Once shares of Series F Preferred Stock and Series J Preferred Stock are converted, redeemed or reacquired by us, such shares shall resume the status of authorized but unissued shares of undesignated preferred stock.
As of March 31, 2025, we had (i) 4,373,968 outstanding shares of common stock, (ii) 127 outstanding shares of Series F Preferred Stock, which, at the currently applicable conversion price, would convert into 68,961 shares of common stock, subject to future adjustment, (iii) 110 outstanding shares of Series J Convertible Preferred Stock, which, at the currently applicable conversion price, would convert into 78 shares of common stock, subject to future adjustment, (iv) outstanding warrants to purchase 23,762 shares of Series J Convertible Preferred Stock, (v) outstanding options to acquire 3,385 shares of our common stock and (v) outstanding warrants to purchase 5,303,216 shares of our common stock.
The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description you should refer to our certificate of incorporation, bylaws and certificate of designation of preferences, rights and limitations of Series F Preferred Stock and Series J Preferred Stock, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of the DGCL.
Dividends
Holders of our common stock are entitled to receive dividends when and as declared by our board of directors out of funds legally available.
Voting
Holders of our common stock are entitled to one vote for each share on each matter properly submitted to our stockholders for their vote; provided however, that except as otherwise required by law, holders of our common stock will not be entitled to vote on any amendment to our certificate of incorporation (including any certificate of designation filed with respect to any series of preferred stock) that relates solely to the terms of a series of outstanding preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to our certificate of incorporation (including any certificate of designation filed with respect to any series of preferred stock).
Subject to the voting restrictions described above, holders of our common stock may adopt, amend or repeal our bylaws and/or alter certain provisions of our certificate of incorporation with the affirmative vote of the holders of at least 66 2∕3% of the voting power of all of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, in addition to any vote of the holders of a class or series of our stock required by law or our certificate of incorporation. Those provisions of our certificate of incorporation that may be altered only by the super-majority vote described above relate to:
•	the number of directors on our board of directors, the classification of our board of directors and the terms of the members of our board of directors;
•
the limitations on removal of any of our directors described below under “Description of our Capital Stock – Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law;”

•	the ability of our directors to fill any vacancy on our board of directors by the affirmative vote of a majority of the directors then in office under certain circumstances;
•	the ability of our board of directors to adopt, amend or repeal our bylaws and the super-majority vote of our stockholders required to adopt, amend or repeal our bylaws described above;
•
the limitation on action of our stockholders by written action described below under “Description of Capital Stock – Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law;”

•	the choice of forum provision described below under “Description of our Capital Stock – Choice of Forum;”
•	the limitations on director liability and indemnification described below under the heading “Description of our Capital Stock – Limitation on Liability of Directors and Indemnification;” and
•	the super-majority voting requirement to amend our certificate of incorporation described above.
Conversion, Redemption and Preemptive Rights
Holders of our common stock do not have any conversion, redemption or preemptive rights pursuant to our organizational documents.
Liquidation, Dissolution and Winding-up
In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors and the aggregate of any liquidation preference pursuant to the terms of any certificate of designations filed with respect to any series of preferred stock, including our outstanding Series F Preferred Stock and Series J Preferred Stock.
Listing
Our common stock is listed on the Nasdaq Capital Market under the symbol “NUWE.”
Preferred Stock
We may issue any class of preferred stock in any series. Our board of directors has the authority to establish and designate series, and to fix the number of shares included in each such series and to determine or alter for each such series, such voting powers, designation, preferences, and relative participating, optional, or other rights and such qualifications, limitations or restrictions thereof. Our board of directors is not restricted in repurchasing or redeeming such stock while there is any arrearage in the payment of dividends or sinking fund installments. Our board of directors is authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. The number of authorized shares of preferred stock may be increased or decreased, but not below the number of shares thereof then outstanding, by the affirmative vote of the holders of a majority of the common stock, without a vote of the holders of the preferred stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of preferred stock.
Prior to issuance of shares of any series of preferred stock, our board of directors is required by Delaware law to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Any shares of preferred stock will, when issued, be fully paid and non-assessable.
Description of Outstanding Warrants
As of March 31, 2025, there were warrants outstanding to purchase a total of 5,303,216 shares of our common stock, which were exercisable at prices ranging from $1.72 to $148,050 and are exercisable over a period ranging from immediate to 5.10 years. Certain of these warrants have a net exercise provision under which its holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net amount of shares based on the fair market value of our common stock at the time of exercise of the warrant after deduction of the aggregate exercise price. Each of these warrants also contains provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon the exercise of the warrant in the event of dividends, share splits, reorganizations and reclassifications and consolidations. Certain of these warrants provide that, subject to limited exceptions, a holder will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own over 4.99% of our then outstanding common stock following such exercise; provided, however, that upon prior notice to us, the warrant holder may increase its ownership, provided that in no event will the ownership exceed 9.99%.
Anti-Takeover Effects of Certain Provisions of Our Fourth Amended and Restated Certificate of Incorporation and Third Amended and Restated Bylaws and Delaware Law
Certain provisions of our certificate of incorporation and bylaws may be considered to have an anti-takeover effect, such as those provisions:
•
providing for our board of directors to be divided into three classes with staggered three-year terms, with only one class of directors being elected at each annual meeting of our stockholders and the other classes continuing for the remainder of their respective three-year terms;

•
authorizing our board of directors to issue from time to time any series of preferred stock and fix the voting powers, designation, powers, preferences and rights of the shares of such series of preferred stock;

•	prohibiting stockholders from acting by written consent in lieu of a meeting;
•	requiring advance notice of stockholder intention to put forth director nominees or bring up other business at a stockholders’ meeting;
•	requiring a 662∕3% super-majority stockholder approval in order for stockholders to alter, amend or repeal certain provisions of our certificate of incorporation;
•	requiring a 662∕3% super-majority stockholder approval in order for stockholders to adopt, amend or repeal our bylaws;
•
providing that, subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances, neither the board of directors nor any individual director may be removed without cause;

•
creating the possibility that our board of directors could prevent a coercive takeover of our Company due to the significant amount of authorized, but unissued shares of our common stock and preferred stock;

•
providing that, subject to the rights of the holders of any series of preferred stock, the number of directors shall be fixed from time to time exclusively by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and

•
providing that any vacancies on our board of directors under certain circumstances will be filled only by a majority of our board of directors then in office, even if less than a quorum, and not by the stockholders.

Delaware Law
We are also subject to Section 203 of the DGCL, which generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:
•	prior to that date, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding

(but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•
on or subsequent to that date, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:
•	any merger or consolidation involving the corporation or a direct or indirect majority-owned subsidiary of the corporation and the interested stockholder;
•
any sale, lease, mortgage, pledge transfer, or other disposition of the assets of the corporation or direct or indirect majority-owned a subsidiary of the corporation to or with the interested stockholder, which assets have an aggregate value equal to 10% or more of the fair value of the assets on a consolidated basis or the aggregate market value of the outstanding stock of the corporation;

•
subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or a direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or subsidiary to the interested stockholder;

•
any transaction involving the corporation or direct or indirect majority-owned subsidiary of the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation or the subsidiary beneficially owned by the interested stockholder; or

•
the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation or direct or indirect majority-owned subsidiary of the corporation.

In general, Section 203 of the DGCL defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.
The above-summarized provisions of our certificate of incorporation and bylaws and the above-summarized provisions of the DGCL could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Choice of Forum
Our Fourth Amended and Restated Certificate of Incorporation, as amended, provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL; or any action asserting a claim against us that is governed by the internal affairs doctrine. These provisions would not apply to suits brought to enforce a duty or liability created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Our Fourth Amended and Restated Certificate of Incorporation, as amended, will further provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, subject to applicable law. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these provisions. Our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.

The provisions of the DGCL, our Fourth Amended and Restated Certificate of Incorporation, as amended, and our Second Amended and Restated Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Limitation on Liability of Directors and Indemnification
Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:
•	breach of their duty of loyalty to us or our stockholders;
•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or redemption of shares as provided in Section 174 of the DGCL; or
•	transaction from which the directors derived an improper personal benefit.
These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.
Our bylaws provide that we will indemnify and advance expenses to our directors and officers to the fullest extent permitted by law or, if applicable, pursuant to indemnification agreements. They further provide that we may choose to indemnify our other employees or agents from time to time. Subject to certain exceptions and procedures, our bylaws also require us to advance to any person who was or is a party, or is threatened to be made a party, to any proceeding by reason of the person’s service as one of our directors or officers all expenses incurred by the person in connection with such proceeding.
Section 145(g) of the DGCL and our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our bylaws permit indemnification. We maintain a directors’ and officers’ liability insurance policy.
We entered into indemnification agreements with each of our directors and executive officers that provide, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf and, subject to certain exceptions and procedures, that we will advance to them all expenses that they incur in connection with any proceeding to which they are, or are threatened to be made, a party.
At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Participation Rights
Pursuant to a securities purchase agreement between the Company and certain investors on July 24, 2024 (the “July 2024 Offering”), the selling securityholders in the July 2024 Offering were granted a right of participation for a period of 12 months following the closing of the July 2024 Offering in any issuance by the Company of common stock or common stock equivalents for cash consideration, indebtedness or a combination of units thereof, of up to an amount equal to 40% of the subsequent financing on the same terms, conditions and price provided for in the subsequent financing.

DESCRIPTION OF SECURITIES WE ARE OFFERING
We are offering shares of our common stock, pre-funded warrants to purchase shares of our common stock, and common warrants to purchase shares of our common stock. The following summary descriptions of our common stock, pre-funded warrants and common warrants are based on the provisions of our certificate of incorporation and bylaws, and the applicable provisions of the Delaware General Corporation Law and the terms of the pre-funded warrants and common warrants. This information may not be complete in all respects and is qualified in its entirety by reference to the provisions of our certificate of incorporation, bylaws, the Delaware General Corporation Law and the form of pre-funded warrants and form of common warrants filed with this registration statement.
The shares of common stock, pre-funded warrants, and common warrants that we are offering are immediately separable and will be issued separately.
Common Stock
The material terms of our common stock are described under the caption “Description of Capital Stock” in this prospectus.
Common Warrants
The following summary of certain terms and provisions of the common warrants being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the common warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Series A Warrant and Series B Warrant for a complete description of the terms and conditions of such warrants.
Duration, Exercise Price and Form. The common warrants have an exercise price of $   per share. The common warrants will be exercisable upon receipt of Warrant Stockholder Approval. The Series A Warrants to purchase up to 10,775,862 shares of common stock will expire five (5) years from the date of Warrant Stockholder Approval and the Series B Warrants to purchase up to 5,387,931 shares of common stock will expire five (5) years from the date of Warrant Stockholder Approval. The common warrants will contain a one-time reset of the exercise price in the event that the Company implements a reverse stock split to the greater of: (i) 20% of the combined public offering price per share of common stock and accompanying common warrants in this offering and (ii) 90% of the five-day volume weighted average price for the five trading days immediately following the date of the implementation of a reverse stock split.
Exercisability. The common warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of such holder’s common warrants to the extent that the holder would own more than 4.99% of the outstanding common stock (or at the election of a holder prior to the date of issuance, 9.99%) immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the common warrants.
Cashless Exercise. If, at the time a holder exercises its common warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for an issuance of the shares underlying the common warrant to the holder, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the common warrants.
Zero Cash Exercise. Under the zero cash exercise option of the Series B Warrants, holders of a Series B Warrant will have the right to receive, without payment of any additional cash to the Company, an aggregate number of shares equal to the number of shares of common stock that would be issuable upon a cash exercise of such Series B Warrant.
Warrant Stockholder Approval. The common warrants will not be exercisable until, and unless, we obtain the Warrant Stockholder Approval. We have agreed to hold a meeting to obtain Warrant Stockholder Approval as soon as practicable following the closing of this offering, but no later than sixty days following the closing of this offering. While we intend to promptly seek stockholder approval, there is no guarantee that the Warrant Stockholder Approval will ever be obtained. If we are unable to obtain the Warrant Stockholder Approval, the common warrants will have zero value. In addition, we will be required to hold a stockholder meeting every forty days until we obtain the Warrant Stockholder Approval. We will incur substantial costs, and management will devote substantial time and attention, in attempting to obtain the Warrant Stockholder Approval.
Fundamental Transactions. In the event of any fundamental transaction, as described in the common warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of an common warrants, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of Common Stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the common warrants is exercisable immediately prior to such event. In addition, in the event of a fundamental transaction, we or any successor entity will be required to purchase at a holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), such holder’s common warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender for cash in an amount equal to the value of the remaining unexercised portion of such holder’s common warrants, determined in accordance with the Black Scholes option pricing model as more particularly set forth in the common warrants.
Warrant Agent; Global Certificate. The common warrants will be issued in registered form under a warrant agency agreement between our transfer agent or other warrant agent and us. The common warrants will initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co, a nominee of DTC, or as otherwise directed by DTC.
Transferability. Subject to applicable laws, a common warrant may be transferred at the option of the holder upon surrender of the common warrant to us together with the appropriate instruments of transfer.
Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the common warrants. Rather, the number of shares of common stock to be issued will be rounded down to the nearest whole number.
Trading Market. There is no established trading market for the common warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the common warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the common warrants will be limited. The common stock issuable upon exercise of the common warrants is currently listed on Nasdaq.
No Rights as a Stockholder. Except as otherwise provided in the common warrants or by virtue of the holders’ ownership of shares of common stock, the holders of the common warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such common warrant holders exercise their common warrants.
Governing Law. The common warrants and the warrant agency agreement are governed by New York law.
Pre-Funded Warrants
The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.
Duration, Exercise Price and Form. Each pre-funded warrant will be sold in this offering at a purchase price equal to $   per underlying share (equal to 100% of the assumed public offering price of each share of common stock and accompanying common warrants sold in this offering, minus $0.0001). Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.0001. The pre-funded warrants will be immediately exercisable and will not expire. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. The pre-funded warrants will be issued in electronic form.
Exercisability. The pre-funded warrants are exercisable at any time after their original issuance. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of shares of common stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may elect to exercise the pre-funded warrant through a cashless exercise, in which the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant.
Exercise Limitations. Under the pre-funded warrants, we may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant, which, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of our common stock that would be outstanding immediately after giving effect to the exercise. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.
Warrant Agent; Global Certificate. The pre-funded warrants will be issued in registered form under a warrant agency agreement between our transfer agent or other warrant agent and us. The pre-funded warrants will initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co, a nominee of DTC, or as otherwise directed by DTC.
Transferability. Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.
Exchange Listing. We do not plan on applying to list the pre-funded warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.
Fundamental Transactions. In the event of a fundamental transaction, as described in the pre-funded warrants and generally including but not limited to any reorganization, recapitalization, spin-off or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of the voting power of our capital stock, or any person or group becoming the beneficial owner of greater than 50% of the outstanding shares of our common stock or greater than 50% of the voting power of the common equity of the Company, upon consummation of such a fundamental transaction, the holder will have the right to receive the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of common stock for which the pre-funded warrant is exercisable immediately prior to such fundamental transaction.
No Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the pre-funded warrant. In the event of certain distributions, including cash dividends, if any, to all holders of our common stock for no consideration, the holder of a pre-funded warrant shall be entitled to participate in such distributions to the same extent as if a holder of shares of our common stock, in which case such distribution shall be held in abeyance for the benefit of such holder until the earlier of such time as the ownership limitations would not be exceeded or the warrant is exercised.

Cashless Exercise. A holder of pre-funded warrants may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrant.
Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the pre-funded warrants. Rather, the number of shares of common stock to be issued will be rounded up to the nearest whole number.
Trading Market. There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.
Amendment and Waiver. The pre-funded warrants may be modified or amended or the provisions thereof waived with the written consent of our Company and the respective holder.
Governing Law. The pre-funded warrants are governed by New York law.
Representative Warrants
The following summary of certain terms and provisions of the Representative Warrants being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Representative Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Representative Warrant for a complete description of the terms and conditions of the Representative Warrants.
Duration, Exercise Price and Form. Each Representative Warrant offered hereby will have an exercise price of $    per share (equal to 165% of the combined public offering price per share of common stock and accompanying common warrants). The Representative Warrants will be immediately exercisable and may be exercised until the five-year anniversary of the commencement of sales of the offering. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The Representative Warrants will be issued in certificated form.
Exercisability. The Representative Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of such holder’s Representative Warrants to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Representative Warrants.
Cashless Exercise. If, at the time a holder exercises its Representative Warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for an issuance of the shares underlying the Representative Warrant to the holder, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Representative Warrant.
Fundamental Transactions. In the event of any fundamental transaction, as described in the Representative Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of Representative Warrants, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of Common Stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the Representative Warrants is exercisable immediately prior to such event. In addition, in the event of a fundamental transaction, we or any successor entity will be required to purchase at a holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), such holder’s Representative Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender for cash in an amount equal to the value of the remaining unexercised portion of such holder’s Representative Warrants, determined in accordance with the Black Scholes option pricing model as more particularly set forth in the Representative Warrants.
Transferability. Subject to applicable laws, a Representative Warrant may be transferred at the option of the holder upon surrender of the Representative Warrant to us together with the appropriate instruments of transfer.
Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the Representative Warrants. Rather, the number of shares of common stock to be issued will be rounded down to the nearest whole number.
Trading Market. There is no established trading market for the Representative Warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the Representative Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Representative Warrants will be limited. The common stock issuable upon exercise of the Representative Warrants is currently listed on Nasdaq.
No Rights as a Stockholder. Except as otherwise provided in the Representative Warrants or by virtue of the holders’ ownership of shares of common stock, the holders of the Representative Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such Representative Warrant holders exercise their Representative Warrants.
Governing Law. The Representative Warrants are governed by New York law.

UNDERWRITING
We are offering the securities described in this prospectus through the underwriters named below. We have entered into an underwriting agreement dated    , 2025 with Ladenburg Thalmann & Co. Inc., as the representative of the underwriters in this offering. Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed to purchase the number of our securities set forth opposite its name below.

Underwriters	Number of Shares of Common Stock and Accompanying Common Warrants	Number of Pre-Funded Warrants and Accompanying Common Warrants
Ladenburg Thalmann & Co. Inc.
Totals

A copy of the underwriting agreement is filed as an exhibit to the registration statement of which this prospectus is part.
We have been advised by the underwriters that they propose to offer the shares of common stock, pre-funded warrants and accompanying common warrants directly to the public at the public offering prices set forth on the cover page of this prospectus. Any securities sold by the underwriters to securities dealers will be sold at the public offering price less a selling concession not in excess of $   per share of common stock, $    per Series A Warrant and $    per Series B Warrant.
The underwriting agreement provides that the underwriters’ obligation to purchase the securities we are offering is subject to conditions contained in the underwriting agreement.
No action has been taken by us or the underwriters that would permit a public offering of the securities in any jurisdiction outside the United States where action for that purpose is required. None of our securities included in this offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any of the securities offering hereby be distributed or published in any jurisdiction except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of securities and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy the securities in any jurisdiction where that would not be permitted or legal.
The underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.
Underwriting Discount and Expenses
The following table summarizes the underwriting discount and commission to be paid to the underwriters by us.

	Per Share and Accompanying Common Warrants	Per Pre-Funded Warrant and Accompanying Common Warrants	Total Without Over- Allotment	Total With Full Over- Allotment
Public offering price(1)	$	$	$	$
Underwriting discounts and commissions(2)(3)	$	$	$	$
Proceeds to us, before expenses	$	$	$	$

(1)
The public offering price and underwriting discount corresponds to (i) a public offering price per share of common stock of $    ($    net of the underwriting discount) or $    per pre-funded warrant ($    net of the underwriting discount), (ii) a public offering price per Series A Warrant of $    ($    net of the underwriting discount) and (iii) a public offering price per Series B Warrant of $   ($    net of the underwriting discount).

(2)	We have also agreed to reimburse the accountable expenses of the representative of up to $120,000.
(3)
We have granted a 45-day over-allotment option to the underwriters to purchase up to 808,189 additional shares of common stock and/or Series A Warrants to purchase up to 1,616,379 shares of common stock, and/or Series B Warrants to purchase up to 808,189 shares of common stock on the same terms set forth above.

We estimate the total expenses payable by us for this offering, not including the underwriting discount and commission, will be approximately $400,000.
The securities we are offering are being offered by the underwriters subject to certain conditions specified in the underwriting agreement.
Over-allotment Option
We have granted to the underwriters an option exercisable not later than 45 days after the date of this prospectus to purchase up to 808,189 additional shares of common stock and/or Series A Warrants to purchase up to 1,616,379 shares of common stock, and/or Series B Warrants to purchase up to 808,189 shares of common stock at their respective public offering prices less the underwriting discounts and commissions. The option may be used to purchase such shares of common stock and/or common warrants, or any combination thereof, as determined by the underwriters.
Representative Warrants
We have agreed to issue Representative Warrants to the representative of the underwriters, upon the closing of this offering, which entitle it to purchase up to 161,637 shares of common stock, or 185,883 shares of common stock assuming the exercise of the option granted to the underwriters in full. The Representative Warrants will have an exercise price equal to $    per share of common stock (equal to 165% of the combined public offering price per share of common stock and accompanying common warrants). The Representative Warrants will be exercisable immediately upon issuance, at any time and from time to time, in whole or in part, during the five-year period commencing from the commencement of sales of the offering. The Representative Warrants and the shares of common stock underlying the Representative Warrants are being registered on the registration statement of which this prospectus is a part.
Right of First Refusal
We have granted to the representative the right of first refusal for a period of twelve months following the closing of this offering and expiration of the representative’s term of its engagement to act as sole bookrunner, exclusive placement agent or exclusive sales agent or exclusive advisor in connection with any financing of the Company, subject to certain conditions.
Tail Financing Payments
We have also agreed to pay the representative a tail fee equal to the cash and warrant compensation paid herein on any proceeds received by us from any investor who was contacted by the representative of the underwriters during the term of its engagement, subject to the terms in the underwriting agreement, if such investor provides us with capital in any public or private offering or other financing or capital raising transaction for a period of twelve months after expiration or termination of the engagement with the representative.
Listing
Our shares of common stock are listed on Nasdaq under the symbol “NUWE.” There is no established public trading market for the pre-funded warrants or common warrants, and we do not expect such a market to develop. In addition, we do not intend to apply for a listing of the pre-funded warrants or common warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants and common warrants will be limited.
Lock-Up Agreements
Each of our officers, directors and each of their respective affiliates and associated partners, and certain affiliated stockholders have agreed with the underwriters to be subject to a lock-up period until the later of (i) sixty (60) days following the closing of this offering and (ii) fifteen (15) days following the date of Warrant Stockholder Approval, subject to certain exceptions. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our securities from the date of this prospectus for a period until the later of (i) sixty (60) days following the closing of this offering and (ii) fifteen (15) days following the date of Warrant Stockholder Approval, subject to certain exceptions. The representative may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.
Indemnification
We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities arising under the Securities Act or to contribute to payments that the underwriters may be required to make for these liabilities.
Determination of Offering Price and Warrant Exercise Price
The public offering price of the securities offered by this prospectus will be determined by negotiation between us and the underwriters. Among the factors that will be considered in determining the public offering price:
•	our history and our prospects;
•	the industry in which we operate;
•	our past and present operating results;
•	the previous experience of our executive officers; and
•	the general condition of the securities markets at the time of this offering.
The public offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the securities sold in this offering. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the securities sold in this offering can be resold at or above the public offering price.
Electronic Distribution
A prospectus in electronic format may be made available on a website maintained by the underwriter or an affiliate. Other than this prospectus, the information on any of the underwriter’s websites and any information contained in any other website maintained by the underwriter is not part of this prospectus or the registration statement of which this prospectus form a part, has not been approved and/or endorsed by us or any of the underwriter, and should not be relied upon by investors. In connection with the offering, the underwriter or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.
Other than the prospectus in electronic format, the information on any of the underwriter’s websites and any information contained in any other website maintained by the underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter and should not be relied upon by investors.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.
Stabilization, Short Positions and Penalty Bids
The underwriters may engage in syndicate covering transactions stabilizing transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our common stock:
•
Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum.
•
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These syndicate covering transactions, stabilizing transactions, and penalty bids may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on Nasdaq, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.
In connection with this offering, the underwriters also may engage in passive market making transactions in our common stock in accordance with Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transactions, once commenced will not be discontinued without notice.
Other Relationships
From time to time, certain of the underwriters and their affiliates may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they will receive customary fees and commissions. The representative acted as agent in connection with our warrant inducement transaction that was consummated in November 2024.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of material U.S. federal income tax consequences of the purchase, ownership, and disposition of shares of our common stock, pre-funded warrants and accompanying warrants issued pursuant to this offering and shares of our common stock received upon exercise of the pre-funded warrants and accompanying warrants (collectively, the “Securities”), but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of Securities. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of the Securities.
This discussion is limited to holders that hold the Securities as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and any alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:
•	U.S. expatriates and former citizens or long-term residents of the United States;
•	persons holding the Securities as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	banks, insurance companies, and other financial institutions;
•	regulated investment companies or real estate investment trusts;
•	brokers, dealers, or traders in securities;
•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•	tax-exempt organizations or governmental organizations;
•	persons deemed to sell the Securities under the constructive sale provisions of the Code;
•	persons who have elected to mark securities to market;
•	persons who hold or receive the Securities pursuant to the exercise of any employee stock option or otherwise as compensation;
•
persons subject to special tax accounting rules as a result of any item of gross income with respect to the Securities being taken into account in an “applicable financial statement” (as defined in the Code);

•	tax-qualified retirement plans; and
•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding the Securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS

ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Allocation of Purchase Price
Each share of common stock or pre-funded warrant, as applicable, and accompanying warrant purchased at original issuance pursuant to this offering will be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock or pre-funded warrant, as applicable, and one accompanying warrant to purchase one share of our common stock. In determining a holder’s initial tax basis for the share of common stock or pre-funded warrant and accompanying warrant constituting an investment unit, holders should allocate their purchase price for the investment unit between the share of common stock or pre-funded warrant, as applicable, and the accompanying warrant on the basis of their respective fair market values at the time of issuance. We do not intend to advise holders with respect to this determination, and holders are advised to consult their tax and financial advisors with respect to the relative fair market values of the shares of common stock or pre-funded warrants, as applicable, and the accompanying warrants for U.S. federal income tax purposes.
Treatment of Pre-funded Warrants
Although not free from doubt, a pre-funded warrant should be treated as a share of our common stock for U.S. federal income tax purposes, and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of common stock, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a pre-funded warrant (other than with respect to cash paid in lieu of a fractional share, and except in the case of a cashless exercise, the treatment of which for U.S. federal income tax purposes is not clear) and, upon exercise, the holding period of a pre-funded warrant should carry over to the share of common stock received. Similarly, the tax basis of the pre-funded warrant should carry over to the share of common stock received upon exercise, increased by the exercise price. The discussion below assumes the characterization described above is respected for U.S. federal income tax purposes. Holders should consult their tax advisors regarding the risks associated with the acquisition of pre-funded warrants pursuant to this offering (including alternative characterizations).
Treatment of Pre-Funded Warrants and Accompanying Warrants in Connection with Declaration of Distribution on Common Stock
If, on or after the purchase date and on or prior to termination of a pre-funded warrant or accompanying warrant, as applicable, we declare a distribution on shares of common stock, then, upon exercise of such pre-funded warrant or accompanying warrant, as applicable, the holder shall generally be entitled to share in such declared distribution on an as-converted basis. We intend to treat such distribution as a distribution on the pre-funded warrant or accompanying warrant, as applicable, at the time the distribution is made on the shares of common stock, regardless of whether the holder of the pre-funded warrant or accompanying warrant, as applicable, exercises its warrant at that time and actually receives the distribution. See “— Tax Considerations Applicable to U.S. Holders — Distributions” and “Tax Considerations Applicable to Non-U.S. Holders — Distributions,” below. Holders of pre-funded warrants and accompanying warrants should consult their tax advisors regarding the consequences to them with respect to distributions made on shares of common stock, including the allocation of amounts received upon a subsequent sale of, and the basis of any subsequent property received upon subsequent exercise of, such pre-funded warrant or accompanying warrant.
Tax Considerations Applicable to U.S. Holders
Definition of a U.S. Holder
For purposes of this discussion, a “U.S. Holder” is any beneficial owner of the Securities that, for U.S. federal income tax purposes, is or is treated as any of the following:
•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions
We do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock (other than certain distributions of common stock), such distributions generally will constitute dividends to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. As noted above, under “— Treatment of Pre-Funded Warrants and Accompanying Warrants in Connection with Declaration of Distribution on Common Stock,” distributions made to holders of shares of common stock may result in distributions being deemed received by holders of pre-funded warrants and accompanying warrants as well. Dividends received by a corporate U.S. Holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. Holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a U.S. Holder’s adjusted tax basis in its common stock, pre-funded warrants or warrants, as applicable, but not below zero.
Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our common stock, pre-funded warrants or warrants, as applicable.
Sale or Other Taxable Disposition of Common Stock or Pre-funded Warrants
Upon the sale or other taxable disposition of the common stock or pre-funded warrants, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or other taxable disposition and (ii) such U.S. Holder’s adjusted tax basis in the common stock or pre-funded warrant. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period in such common stock or pre-funded warrant is more than one year at the time of the sale or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations.
Sale or Other Taxable Disposition, Exercise or Expiration of the Accompanying Warrants
Upon the sale or other taxable disposition of an accompanying warrant (other than by exercise), a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the U.S. Holder’s tax basis in such warrant. This capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period in such warrant is more than one year at the time of the sale or other disposition. The deductibility of capital losses is subject to certain limitations.
In general, and subject to the discussion of cashless exercise below, a U.S. Holder will not be required to recognize income, gain or loss upon exercise of an accompanying warrant for its exercise price (except to the extent the U.S. Holder receives a cash payment for a fractional share that would otherwise have been issuable upon exercise of such warrant, which will be treated as a sale as described above under “Sale or Other Taxable Disposition of Common Stock or Pre-funded Warrants”). A U.S. Holder’s tax basis in a share of common stock received upon exercise of accompanying warrants will be equal to the sum of (1) the U.S. Holder’s tax basis in the warrants exchanged therefor and (2) the exercise price of such warrants. A U.S. Holder’s holding period in the shares of common stock received upon exercise will commence on the day after such U.S. Holder exercises the accompanying warrants. Although there is no direct legal authority as to the U.S. federal income tax treatment of an exercise of a warrant on a cashless basis, it is possible that a cashless exercise will be treated as non-taxable, either because the exercise is not a gain realization event or because it qualifies as a tax-free recapitalization. In the former case, the holding period of the shares of common stock received upon exercise of warrants should commence on the day after the warrants are exercised. In the latter case, the holding period of the shares of common stock received upon exercise of warrants would include the holding period of the exercised warrants.

However, it is also possible that a cashless exercise of an accompanying warrant will be treated as in part a taxable exchange, in which case gain or loss would be recognized to the extent a portion of the warrants are deemed surrendered to pay the exercise price of the remaining warrants. U.S. Holders are urged to consult their tax advisors as to the consequences of an exercise of an accompanying warrant on a cashless basis, including with respect to their holding period and tax basis in the common stock received.
If an accompanying warrant expires without being exercised, a U.S. Holder will recognize a capital loss in an amount equal to such U.S. Holder’s tax basis in such warrant. Such loss generally will be long-term capital loss if, at the time of the expiration, the U.S. Holder’s holding period in such warrant is more than one year. The deductibility of capital losses is subject to certain limitations.
Constructive Dividends on Pre-funded Warrants or Accompanying Warrants
We do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if at any time during the period in which a U.S. Holder holds pre-funded warrants or accompanying warrants, the exercise price or shares or other consideration issuable on conversion of the pre-funded warrants or accompanying warrants is adjusted as a result of certain events affecting our common stock (or in certain circumstances, there is a failure to make adjustments), such adjustments may result in the deemed payment of a distribution to a U.S. Holder. Any such deemed distribution would be taxable as a dividend, return of capital or capital gain as described above under “— Distributions.” U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to the exercise price and shares or other consideration issuable on conversion of the pre-funded warrants and accompanying warrants.
It is unclear whether a constructive dividend deemed paid to a non-corporate U.S. Holder would be eligible for the lower applicable long-term capital gains rates as described above under “— Distributions.” It is also unclear whether corporate U.S. Holders would be entitled to claim the dividends received deduction with respect to any such deemed dividends. Generally, a U.S. Holder’s adjusted tax basis in a pre-funded warrant or accompanying warrant will be increased to the extent any such deemed distribution is treated as a dividend. U.S. Holders should consult their tax advisors regarding the effect a deemed distribution may have on their holding period in the pre-funded warrants or accompanying warrants.
We are currently required to report the amount of any deemed distributions on our website or to the IRS and to holders not exempt from reporting. The IRS has proposed regulations addressing the amount and timing of deemed distributions, as well as obligations of withholding agents and filing and notice obligations of issuers in respect of such deemed distributions. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the exercise price adjustment over the fair market value of the right to acquire stock (after the exercise price adjustment) without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the instrument and the date of the distribution of cash or property that results in the deemed distribution, (iii) subject to certain limited exceptions, a withholding agent is required to impose any applicable withholding on deemed distributions and, if there is no associated cash payment, may withhold the required amounts from, or set off the required amounts against, payments on the pre-funded warrants or accompanying warrants, payments on our common stock or sales proceeds received by or other funds or assets of an investor, and (iv) we are required to report the amount of any deemed distributions on our website or to the IRS and to all holders (including holders that would otherwise be exempt from reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders and withholding agents may rely on them prior to that date under certain circumstances.
Information Reporting and Backup Withholding
A U.S. Holder may be subject to information reporting and backup withholding when such holder receives payments (including constructive dividends) on the Securities or receives proceeds from the sale or other taxable disposition of the Securities. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:
•	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;
•	furnishes an incorrect taxpayer identification number;

•	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or
•
fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Tax Considerations Applicable to Non-U.S. Holders
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of the Securities that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
Distributions
We do not anticipate paying any cash dividends on our common stock in the foreseeable future. However, if we do make distributions of cash or property (other than certain distributions of common stock) on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. As noted above, under “— Treatment of Pre-Funded Warrants and Accompanying Warrants in Connection with Declaration of Distribution on Common Stock,” distributions made to holders of shares of common stock may result in distributions being deemed received by holders of pre-funded warrants and accompanying warrants as well. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, pre-funded warrant, or accompanying warrant, as applicable, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Sale or Other Taxable Disposition.” Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we or the applicable withholding agent may treat the entire distribution as a dividend.
Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Exercise of Accompanying Warrants
A Non-U.S. holder generally will not be subject to U.S. federal income tax on the exercise of accompanying warrants. However, if a cashless exercise of accompanying warrants results in a taxable exchange, as described above under “— Tax Considerations Applicable to U.S. Holders — Sale or Other Taxable Disposition, Exercise or Expiration of Accompanying Warrants,” the rules described below under “— Sale or Other Taxable Disposition” would apply.
Sale or Other Taxable Disposition
A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized, and will not be able to utilize any loss realized, upon the sale or other taxable disposition (including, for this purpose the expiration of an accompanying warrant) of the Securities unless:
•
the gain or loss is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•	the Securities constitute U.S. real property interests, or USRPIs, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of the Securities, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Constructive Dividends on Our Pre-funded Warrants or Accompanying Warrants
We do not expect to pay any cash dividends on our common stock in the foreseeable future. However, if at any time during the period in which a Non-U.S. Holder holds pre-funded warrants or accompanying warrants, the exercise price or shares or other consideration issuable on conversion of the pre-funded warrants or accompanying warrants is adjusted as a result of certain events affecting our common stock (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a distribution to a Non-U.S. Holder. Any such deemed distribution would be taxable as a dividend, return of capital or capital gain as described above under “— Distributions.” Any resulting withholding tax attributable to deemed dividends may be collected from other amounts payable or distributable to, or other assets of, the Non-U.S. Holder. See the section above entitled “— Tax Considerations Applicable to U.S. Holders - Constructive Dividends on Pre-funded Warrants or Accompanying Warrants.” Non-U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments (or absence of adjustments) to the exercise price or shares or other consideration issuable on conversion of the pre-funded warrants and accompanying warrants.
Information Reporting and Backup Withholding
Payments of dividends on the Securities (including deemed distributions) will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions (including deemed distributions) on the Securities paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld.
In addition, proceeds of the sale or other taxable disposition of the Securities within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of the Securities conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including deemed dividends) paid on our Securities or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our Securities paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements referenced in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including deemed dividends). Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we or the applicable withholding agent may treat the entire distribution as a dividend. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our Securities on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

LEGAL MATTERS
Honigman LLP, will issue a legal opinion as to the validity of the securities offered by this prospectus. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel to the underwriters in connection with certain legal matters related to this offering.
EXPERTS
Baker Tilly US, LLP, our independent registered public accounting firm, has audited our consolidated financial statements as of and for the years ended December 31, 2024 and 2023 included in our Annual Report on Form 10-K for the year ended December 31, 2024, which are incorporated by reference into this prospectus and elsewhere in the registration statement, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file reports, proxy statements and other information with the SEC in accordance with the Exchange Act. Our reports, proxy statements and other information filed with the SEC are available free of charge to the public over the Internet at the SEC’s website at http://www.sec.gov. These documents may also be accessed on our website at www.nuwellis.com. Information contained in, or accessible through, our website is not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE
SEC rules allow us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus, including the consolidated financial statements, is considered to be part of this prospectus. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. You should read the information incorporated by reference because it is an important part of this prospectus.
This prospectus incorporates by reference the documents listed below, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 11, 2025;
•	our definitive proxy statement for our 2025 Annual Meeting of Stockholders filed with the SEC on April 14, 2025;
•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 13, 2025;
•	our Current Report on Form 8-K filed with the SEC on February 24, 2025, April 3, 2025, May 12, 2025 and May 22, 2025;
•
the description of our common stock in our registration statement on Form 10 filed with the SEC on September 30, 2011, including any amendments or reports filed for the purpose of updating such description; and

•
all reports and other documents we subsequently file with the SEC pursuant to the Exchange Act after the date of this Registration Statement, of which this prospectus is a part, and prior to the effectiveness of this Registration Statement.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or document that is not deemed filed under such provisions, (i) on or after the date of the initial filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (ii) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or this prospectus has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents. The information in documents that we file in the future will update and supersede the information currently included and incorporated by reference in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.
These documents may also be accessed on our website at https://www.nuwellis.com/. Information contained in, or accessible through, our website is not a part of this prospectus.
We will provide without charge to each person, including any beneficial owners, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all reports or documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those reports or documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address:
Nuwellis, Inc.
12988 Valley View Road
Eden Prairie, Minnesota 55344
(952) 345-4200
ir@nuwellis.com
Attention: Robert B. Scott
Chief Financial Officer

5,387,931 Shares of Common Stock
or
Pre-Funded Warrants to Purchase up to 5,387,931 Shares of Common Stock

Series A Warrants to Purchase up to 10,775,862 Shares of Common Stock

Series B Warrants to Purchase up to 5,387,931 Shares of Common Stock

and

Representative Warrants to Purchase up to 161,637 Shares of Common Stock
Up to 21,713,361 Shares of Common Stock Issuable Upon Exercise of the Pre-Funded Warrants,
Series A Warrants, Series B Warrants and Representative Warrants
PRELIMINARY PROSPECTUS
        , 2025
Ladenburg Thalmann

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.	Other Expenses of Issuance and Distribution.
The following table sets forth estimated expenses in connection with the offering described in this Registration Statement, all of which will be paid by the Registrant. Each item listed is estimated, except for the SEC registration fee and FINRA filing fee:

Item	Amount Paid or to Be Paid
SEC registration fee	$6,189
FINRA filing fee	3,993
Printing expenses	5,000
Legal fees and expenses	300,000
Accounting fees and expenses	27,000
Transfer agent fees and expenses	5,000
Miscellaneous fees and expenses	55,248
Total	$402,430

Item 14.	Indemnification of Directors and Officers.
Our certificate of incorporation and bylaws provide that each person who was or is made a party or is threatened to be made a party to in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of Nuwellis, Inc. or is or was serving at our request as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by us to the fullest extent authorized by the DGCL, against all expenses incurred by any director or officer in connection with such proceeding.
Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.
Pursuant to Section 102(b)(7) of the DGCL, our certificate of incorporation eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:
•	from any breach of the director’s duty of loyalty to us or our stockholders;
•	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law under Section 174 of the DGCL; and
•	from any transaction from which the director derived an improper personal benefit.
We carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacities as directors and officers.
The Company has entered into indemnification agreements with each of its directors and executive officers. Pursuant to the indemnification agreements, the Company agrees to hold harmless and indemnify its directors and executive officers to the fullest extent authorized or permitted by the provisions of the Company’s certificate of incorporation and bylaws and the DGCL, including for any amounts that such director or officer becomes obligated to pay because of any claim to which such director or officer is made or threatened to be made a party, witness or participant, by reason of such director’s or officer’s service as a director, officer, employee or other agent of the Company.
There are certain exceptions from the Company’s obligation to indemnify its directors and executive officers pursuant to the indemnification agreements, including for “short-swing” profit claims under Section 16(b) of the Exchange Act, losses that result from conduct that is established by a final judgment as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct, or that constituted a breach of the duty of loyalty to the Company or resulted in any improper personal profit or advantage, where payment is actually made to a director or officer under an insurance policy, indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement, for indemnification which is not lawful, or in connection with any proceeding initiated by such director or officer, or any proceeding against the Company or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the board of directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the DGCL, or (iv) the proceeding is initiated to enforce a claim for indemnification pursuant to the indemnification agreement.
All agreements and obligations of the Company contained in the indemnification agreements shall continue during the period when the director or officer who is a party to an indemnification agreement is a director, officer, employee or other agent of the Company (or is or is serving at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as such director or officer shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative. In addition, the indemnification agreements provide for partial indemnification and advance of expenses.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.
Item 15.	Recent Sales of Unregistered Securities.
The following sets forth information regarding all unregistered securities sold by the registrant in the three years preceding the date of this registration statement. This information has been adjusted to reflect the reverse stock splits for all periods presented.
•
On June 19, 2023, the registrant issued warrants to DaVita, Inc. (“DaVita”) to purchase up to an aggregate of 36,830 shares of common stock at an exercise price of $115.49 per share. Such warrants were terminated, effective August 21, 2024.

•	On July 25, 2024, issued warrants to purchase 938,680 shares of common stock at an exercise price of $3.99 per share.
•
On August 26, 2024, the registrant issued warrants to purchase 483,351 shares of common stock at an exercise price of $1.72 per share. The registrant also issued to Ladenburg Thalmann & Co. Inc., the placement agent in the offering, warrants to purchase up to 14,501 shares of common stock at an exercise price of $3.04425 per share.

•
On November 5, 2024, the Company issued to certain investors warrants to purchase an aggregate of 3,665,034 shares of common stock at an exercise price of $1.94 per share. The registrant also issued Ladenburg Thalmann & Co. Inc., the placement agent in the offering, warrants to purchase up to 54,976 shares of common stock at an exercise price of $3.465 per share.

•	All of these securities were issued to institutional accredited investors under Section 4(a)(2) and Regulation D promulgated under the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules
(a)	Exhibits
The following exhibits are filed as part of this registration statement:
EXHIBIT INDEX

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File Number	Date of First Filing	Exhibit Number	Filed Herewith
1.1	Form of Underwriting Agreement					X
3.1	Fourth Amended and Restated Certificate of Incorporation	10	001-35312	February 1, 2012	3.1
3.2	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation	8-K	001-35312	January 13, 2017	3.1
3.3	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation	8-K	001-35312	May 23, 2017	3.1
3.4	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation	8-K	001-35312	October 12, 2017	3.1
3.5	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation	8-K	001-35312	January 2, 2019	3.1
3.6	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation	8-K/A	001-35312	October 16, 2020	3.1
3.7	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation	8-K	001.-35312	April 27, 2021	3.1
3.8	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation	8-K	001-35312	December 9, 2022	3.1
3.9	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation	8-K	001-35312	June 26, 2024	3.1
3.10	Third Amended and Restated Bylaws	10-Q	001-35312	November 12, 2024	3.13
3.11	Amendment to Third Amended and Restated Bylaws	10-Q	001-35312	November 12, 2024	3.14
3.12	Form of Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock	S-1/A	001-35312	November 17, 2017	3.7
3.13	Certificate of Designation of Preferences, Rights and Limitations of Series J Convertible Redeemable Preferred Stock	8-K	001-35312	October 17, 2023	3.1
4.1	Specimen Common Stock Certificate	10	001-35312	September 30, 2011	4.1
4.2	Form of Pre-Funded Warrant to Purchase Shares of Common Stock					X
4.3	Form of Warrant Agency Agreement with Equiniti Trust Company, LLC.					X
4.4	Form of Common Warrant to Purchase Shares of Common Stock					X

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File Number	Date of First Filing	Exhibit Number	Filed Herewith
4.5	Form of Representative Warrant to Purchase Shares of Common Stock					X
5.1	Legal Opinion					X
10.1	Patent License Agreement between Sunshine Heart, Inc. and Gambro UF Solutions, Inc. dated August 5, 2016	8-K	001-35312	August 8, 2016	10.1
10.2	2013 Non-Employee Directors’ Equity Incentive Plan	14A	001-35312	April 5, 2013	App. A
10.3	Form of Stock Option Grant Notice and Option Agreement for 2013 Non-Employee Directors’ Equity Incentive Plan	10-K	001-35312	May 29, 2013	10.2
10.4	Form of Restricted Stock Unit Award Grant Notice and Agreement for 2013 Non-Employee Directors’ Equity Incentive Plan	10-K	001-35312	March 20, 2015	10.11
10.5	New-Hire Equity Incentive Plan	10-Q	001-35312	August 8, 2013	10.1
10.6	First Amendment to New-Hire Equity Incentive Plan	10-Q	001-35312	November 12, 2013	10.1
10.7	Second Amendment to New-Hire Equity Incentive Plan	S-8	333-202904	March 20, 2015	99.12
10.8	Third Amendment to New-Hire Equity Incentive Plan	S-8	333-210215	March 15, 2016	99.13
10.9	Fourth Amendment to New-Hire Equity Incentive Plan	8-K	001-35312	May 30, 2017	10.4
10.10	Fifth Amendment to New-Hire Equity Incentive Plan	8-K	001-35312	January 18, 2018	10.1
10.11	Sixth Amendment to New-Hire Equity Incentive Plan	10-Q	001-35312	August 8, 2019	10.2
10.12	Seventh Amendment to New-Hire Equity Incentive Plan	8-K	001-35312	December 6, 2019	10.1
10.13	Eighth Amendment to New-Hire Equity Incentive Plan	8-K/A	001-35312	February 25, 2021	10.1
10.14	Form of Stock Option Grant Notice and Option Agreement for New-Hire Equity Incentive Plan	10-Q	001-35312	November 12, 2013	10.2
10.15	2017 Equity Incentive Plan	8-K	001-35312	May 30, 2017	10.1
10.16	First Amendment to the 2017 Equity Incentive Plan	14A	001-35312	September 11, 2020	App. A
10.17	Second Amendment to the 2017 Equity Incentive Plan	10-K	001-35312	March 3, 2023	10.17
10.18	Form of Stock Option Grant Notice and Option Agreement for 2017 Equity Incentive Plan	8-K	001-35312	May 30, 2017	10.2
10.19	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement for 2017 Equity Incentive Plan	8-K	001-35312	May 30, 2017	10.3
10.20	Nuwellis, Inc. 2021 Inducement Plan	8-K	001-35312	May 20, 2021	10.1

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File Number	Date of First Filing	Exhibit Number	Filed Herewith
10.21	First Amendment to the 2021 Inducement Plan	8-K	001-35312	April 21, 2022	10.1
10.22	Second Amendment to the 2021 Inducement Plan	8-K	001-35312	March 1, 2023	10.1
10.23	Form of Stock Option Grant Notice, Option Agreement and Notice of Exercise under the Nuwellis, Inc. 2021 Inducement Plan	8-K	001-35312	May 20, 2021	10.2
10.24	Form of Indemnity Agreement for the Company’s executive officers and directors	10	001-35312	September 30, 2011	10.1
10.25	Form of Change in Control Agreement for the Company’s executive officers	10-K	001-35312	March 20, 2015	10.16
10.26	Non-Employee Director Compensation Policy (effective January 1, 2023)	10-K	001-35312	March 3, 2023	10.27
10.27	Lease Agreement dated October 21, 2011 by and between the Company and Silver Prairie Crossroads, LLC	10	001-35312	December 16, 2011	10.18
10.28	Second Amendment to Lease, dated as of April 20, 2015, by and between the Company and Capital Partners Industrial Fund I, LLLP dba Prairie Crossroads Business Center	8-K	001-35312	April 23, 2015	10.1
10.29	Third Amendment to Lease, dated as of August 3, 2018, by and between the Company and Capital Partners Industrial Fund I, LLLP	10-Q	001-35312	November 7, 2018	10.2
10.30	Fourth Amendment to Lease, dated as of November 18, 2021, by and between the Company and Capital Partners Industrial Fund I, LLLP	8-K	001-35312	November 23, 2021	10.1
10.31	Letter Agreement dated February 15, 2017 among the Company, Sabby Volatility Warrant Master Fund, Ltd. and Sabby Healthcare Master Fund, Ltd.	8-K	003-35312	February 16, 2017	10.1
10.32	Form of Warrant Reprice Agreement	8-K	001-35312	June 29, 2018	10.1
10.33	Form of Employee Proprietary Information, Inventions Assignment and Non-Competition Agreement for the Company’s employees, including executive officers	10-Q	001-35312	May, 9, 2019	10.3
10.34	Warrant Agency Agreement, dated as of August 21, 2020, between the Company and American Stock Transfer & Trust Company, LLC	8-K	001-35312	August 21, 2020	4.2
10.35	Executive Employment Agreement, dated January 16, 2021, by and between the Company and Nestor Jaramillo, Jr.	8-K	001-35312	January 19, 2021	10.1

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File Number	Date of First Filing	Exhibit Number	Filed Herewith
10.36	Executive Employment Agreement, dated January 16, 2021, by and between the Company and John L. Erb	8-K	001-35312	January 19, 2021	10.2
10.37	Offer letter by and between the Company and Neil P. Ayotte, effective as of June 7, 2021	10-Q	001-35312	August 12, 2021	10.4
10.38	Warrant Agency Agreement, dated as of October 18, 2022, between the Company and American Stock Transfer & Trust Company, LLC	8-K	001-35312	October 18, 2022	4.2
10.39	Offer Letter by and between Nuwellis, Inc. and Robert B. Scott, effective as of September 2, 2023	8-K	001-35312	August 18, 2023	10.1
10.40	Consulting Agreement dated August 4, 2023 by and between Nuwellis, Inc. and Lynn Blake	8-K	001-35312	August 8, 2023	10.2
10.41	Form of Warrant Agency Agreement	8-K	001-35312	May 1, 2024	4.3
10.42	Form of Securities Purchase Agreement, dated as of April 26, 2024, by and among Nuwellis, Inc. and the purchasers identified on the signature pages thereto	8-K	001-35312	May 1, 2024	10.1
10.43	Placement Agency Agreement dated as of April 26, 2024, by and between Nuwellis, Inc. and Roth Capital Partners, LLC	8-K	001-35312	May 1, 2024	1.1
10.44	Form of Securities Purchase Agreement	8-K	001-35312	July 25, 2024	10.2
10.45	Placement Agency Agreement dated July 24, 2024 between Nuwellis, Inc. and Roth Capital Partners LLC	8-K	001-35312	July 25, 2024	10.1
10.46	Termination Agreement to the Supply and Collaboration Agreement, dated August 21, 2024	8-K	001-35312	August 22, 2024	10.1
10.47	Placement Agency Agreement dated as of August 23, 2024, by and between Nuwellis, Inc., and Ladenburg Thalmann & Co. Inc.	8-K	001-35312	August 26, 2024	10.1
10.48	Form of Securities Purchase Agreement	8-K	001-35312	August 26, 2024	10.2
10.49	Confidential Settlement Agreement & Release with SeaStar Medical Holding Corporation, dated October 20, 2024	8-K	001-35312	October 23, 2024	10.1
10.50	Form of Warrant Inducement Offer Letter	8-K	001-35312	November 7, 2024	10.1
10.51	Separation and Release Agreement between the Company and Nestor Jaramillo, Jr., dated February 23, 2025	8-K	001-35312	February 24, 2025	10.1
10.52	Letter Agreement between the Company and John L. Erb, dated as of February 18, 2025	8-K	001-35312	February 24, 2025	10.2

Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File Number	Date of First Filing	Exhibit Number	Filed Herewith
10.53	Supply & Quality Agreement between the Company and Kluge Design, LLC dated as of May 9, 2025	8-K	001-35312	May 12, 2025	10.1
21	List of Subsidiaries	10-K	001-35312	March 11, 2025	21
23.1	Consent of Baker Tilly US, LLP					X
23.2	Consent of Honigman, LLP				Included in Exhibit 5.1
24	Power of Attorney					X
107	Filing Fee Table					X

(b)	Financial Statement Schedules
All financial statement schedules are omitted because the information required to be set forth therein is not applicable or is included in the consolidated financial statements or related notes incorporated herein by reference.
Item 17.	Undertakings.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(a)	The undersigned registrant hereby undertakes that:
(1)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(3)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on the 30th day of May, 2025.

NUWELLIS, INC.

By:
/s/ John L. Erb
John L. Erb
Interim President and Chief Executive Officer and Director

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John L. Erb and Robert B. Scott, and each of them, as his true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and (iv) take any and all actions which may be necessary or appropriate to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John L. Erb	Interim President, Chief Executive Officer Chairman of the Board (principal executive officer)	May 30, 2025
John L. Erb

/s/ Robert B. Scott	Chief Financial Officer (principal financial officer and principal accounting officer)	May 30, 2025
Robert B. Scott

/s/ Maria Rosa Costanzo	Director	May 30, 2025
Maria Rosa Costanzo, M.D.

/s/ Michael McCormick	Director	May 30, 2025
Michael McCormick

/s/ Archelle Georgiou	Director	May 30, 2025
Archelle Georgiou, M.D.

/s/ Gregory Waller	Director	May 30, 2025
Gregory Waller

/s/ David McDonald	Director	May 30, 2025
David McDonald